UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GULF ISLAND FABRICATION, INC.

2170 BUCKTHORNE PLACE, SUITE 420

THE WOODLANDS, TEXAS 77380

________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2023

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The 2023 annual meeting of shareholders (the “2023 annual meeting”) of Gulf Island Fabrication, Inc. (the “Company” or “Gulf Island”) will be held at 9:00 a.m., Central Time, on Thursday, May 18, 2023, conducted exclusively via live audio webcast, accessible at https://web.lumiagm.com/266826102 for the following purposes, as more fully described in the enclosed proxy statement:

1.
To elect each of the seven director nominees named in this proxy statement;
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers;
3.
To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;
4.
To approve the Company’s second amended and restated 2015 stock incentive plan;
5.
To ratify the appointment of the Company’s independent registered public accounting firm for 2023; and
6.
To transact any other business that may properly come before the 2023 annual meeting.

The board of directors of Gulf Island (the “Board”) has fixed the close of business on March 30, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the 2023 annual meeting and all adjournments thereof.

Your vote is important. Regardless of whether you plan to login to the meeting website as a shareholder to participate in the 2023 annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamp envelope or submit your proxy and voting instructions online at www.voteproxy.com. Returning the enclosed proxy card or submitting your proxy and voting instructions online will not prevent you from voting at the 2023 annual meeting if you login to the meeting website as a shareholder should you wish to do so. To obtain additional instructions for joining as a guest or participating and voting as a shareholder at the 2023 annual meeting, please contact Bryan Anderson at American Stock Transfer & Trust Company, LLC (“AST”) at (718) 921-8300 ext. 6457 or (347) 461-6326.

By Order of the Board of Directors

/s/ Westley S. Stockton

Westley S. Stockton

Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The Woodlands, Texas

April 14, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF THE PROXY MATERIALS FOR THE SHAREHOLDERS

MEETING TO BE HELD ON MAY 18, 2023.

This proxy statement and the 2022 annual report are available at www.gulfisland.com/eproxy.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, which are all statements other than statements of historical facts. We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to, those described in more detail under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements. Further, we include website addresses throughout this proxy statement for reference only. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

GULF ISLAND FABRICATION, INC.

2170 BUCKTHORNE PLACE, SUITE 420

THE WOODLANDS, TEXAS 77380

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2023

Proxy Summary

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before returning your proxy card. For more information regarding our 2022 financial and operational performance, please review our 2022 annual report to shareholders, including financial statements (our “2022 annual report”). The 2022 annual report, including financial statements, is first being mailed to shareholders together with this proxy statement, the notice of annual meeting and form of proxy card (collectively, the “proxy materials”) on or about April 14, 2023.

2023 Annual Meeting of Shareholders

Time and Date:	9:00 a.m., Central Time, Thursday, May 18, 2023
Location:	https://web.lumiagm.com/266826102
Record Date:	March 30, 2023
Voting:

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each of the director nominees and one vote for each of the other proposals to be voted on at the 2023 annual meeting.

Agenda and Voting Recommendations

The Board is asking shareholders to vote on these matters:

Item	Proposal	Board Vote Recommendation	Page
1	Election of each of the seven director nominees named in this proxy statement	FOR	17
2	Advisory vote to approve the compensation of our named executive officers	FOR	32
3	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	EVERY ONE YEAR	33
4	Approval of our second amended and restated 2015 stock incentive plan	FOR	34
5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	FOR	44

Director Nominee Highlights (page 18)

We have included summary information about each of the director nominees in the table below. See “Information about the Director Nominees and Executive Officers” for additional information regarding our director nominees.

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Robert M. Averick‡	57	2018	Portfolio Manager, Kokino LLC	Yes	• Audit • Compensation* • Corporate Governance & Nominating
Murray W. Burns	77	2014	Consultant, MBurns Consulting	Yes	• Audit • Corporate Governance & Nominating*
William E. Chiles**‡	74	2014	Managing Partner, Pelican Energy Partners	Yes	• Audit • Compensation
Richard W. Heo	52	2019	Chief Executive Officer of Gulf Island	No
Michael J. Keeffe‡	71	2014	Retired Senior Audit Partner, Deloitte & Touche LLP	Yes	• Audit* • Compensation
Cheryl D. Richard	67	2018	Retired Executive, Transocean Ltd.	Yes	• Audit • Compensation • Corporate Governance & Nominating
Jay R. Troger	67	N/A	Retired Executive, Mopec Group	Yes	N/A

____________________________

* Committee Chair with Ms. Richard approved to be the Chair of the Corporate Governance & Nominating Committee effective as of May 18, 2023.

** Chair of the Board

‡ Audit Committee Financial Expert

Compensation Highlights (pages 16 and 22)

•
Annual Cash Incentive Program Payout Based on Performance. Annual cash incentive awards for 2022 for our named executive officers (“NEOs”) were based on specific targets related to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted cash, safety, and strategic objectives. Based on our 2022 performance, our NEOs earned annual cash payouts representing approximately 146.6% of their target annual cash incentive awards.
•
Base Salaries Returned to 2019 Levels. Effective May 1, 2020, given the economic environment of the oil and gas and marine industries and challenges faced by the Company at the time, including the uncertainty created by the effects of the COVID-19 pandemic and the significant decline and volatility in oil and gas prices, our executive officers voluntarily reduced their base salaries, with our chief executive officer reducing his base salary by 25%. Effective April 1, 2022, the base salaries of chief executive officer and chief financial officer were returned to their 2019 levels.
•
50% of 2022 Long-Term Incentive Program (“LTIP”) Based on Performance. The 2022 LTIP included both time-based restricted stock units (“RSUs”) and performance-based RSUs, with the performance award accounting for 50% of the program. The performance-based RSUs provide for a payout of between 0% and 200% of the target award based on the Company’s level of achievement of certain strategic objectives, with the resulting amount vesting in equal installments over the three-year period following the grant date. Following the end of 2022, the Board determined that the performance metrics for the 2022 performance-based RSUs had been achieved at 115% of the target award.
•
“Double Trigger” Equity Awards. Vesting of equity awards will only accelerate in connection with a change of control event if, within one year following such change of control event, a participant’s employment is terminated without cause or terminated by the participant for good reason.
•
Director Compensation. In order to ensure that our director compensation program supports our efforts to attract and retain qualified directors, during 2022, the Compensation Committee recommended, and the Board approved, revisions to our non-employee director compensation program, which had not been changed since 2018. The new program increases the total compensation paid to all non-employee directors and reinstates the equity component of such compensation, which had not been granted since 2018.

Ongoing Board Refreshment (page 8)

Since 2018, the Board has appointed or nominated four new directors, including one female director and one racially diverse director, while at the same time reducing its overall size with the retirement of five long-standing directors from 2018 to 2022. The size of the Board is expected to be seven directors following the 2023 meeting compared to ten directors in 2018 and following the planned retirement of Mr. Burns in late 2023, is expected to decrease back to six directors. The combination of such retirements and appointments has decreased our average tenure and age of our directors. In addition, since 2022, the Board is fully declassified and each of our directors is elected annually.

In connection with our commitment to strong governance practices that deliver value to our shareholders, at its October 2022 meeting, the Corporate Governance and Nominating Committee approved a formal director search process to identify board candidates with highly additive skills and relevant experience, particularly in the areas of recent chief executive officer or other senior executive experience, accounting and financial experience, and experience in relevant end markets, including industrial services and EPC (engineering, procurement and construction) for renewable projects, to guide the Company’s ongoing transformation and maximize Board effectiveness, with a continued commitment to diversity as governed by the Board’s diversity policy. The Corporate Governance and Nominating Committee recently completed the director search process which resulted in the nomination of Mr. Troger.

Corporate Governance Highlights (page 12)

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our shareholders, strengthens the accountability of our Board and management and engenders public trust in the Company. In furtherance of our commitment to strong corporate governance, our Board reviews on an ongoing basis evolving governance practices and investor preferences, including feedback from our shareholders.

The table below summarizes certain highlights of our corporate governance practices and policies. For detail regarding our ongoing corporate governance practices, see “Corporate Governance; Our Board of Directors and its Committees—Commitment to Corporate Governance.”

Corporate Governance Highlights
✓	Annual Election of Directors
✓	5 of 6 Directors Independent	✓	100% Independent Committees	✓	Regular Executive Sessions
✓	Annual Board Evaluations and Skills Assessment	✓	Majority Voting Standard for Uncontested Elections	✓	Demonstrated Board Refreshment
✓	Focus on Board Diversity (Board Diversity Policy)	✓	Separate Chair and CEO	✓	Stock Ownership Guidelines for Directors and Officers
✓	No Shareholder Rights Plan	✓	Shareholder Right to Call a Special Meeting	✓	No Supermajority Voting
✓	Clawback Policy	✓	Anti-Hedging and Anti- Pledging Policy	✓	Robust Corporate Governance Guidelines

Communications with our Board and Shareholder Engagement (page 13)

We believe it is important for our shareholders and interested parties to provide input on our business, our corporate governance and executive compensation practices, or any other matter of shareholder interest. Shareholders and interested parties may contact our Chief Executive Officer, who will coordinate distribution of the correspondence to our full Board, as provided below:

By Letter	By Telephone	By Email	Virtually
Gulf Island Fabrication, Inc. 2170 Buckthorne Place Suite 420 The Woodlands, TX 77380	Richard Heo (713) 714-6100	Richard Heo rheo@gulfisland.com	Annual Meeting https://web.lumiagm.com/266826102

During 2022, we engaged in regular dialogue with our shareholders and their representatives, with discussions centering on the following topics: (1) strategy; (2) recent transactions (including the sale of the assets and certain vessel construction contracts of our Shipyard division (“Shipyard Transaction”) on April 19, 2021 and the planned wind down of our Shipyard division operations, and the acquisition of a services and industrial staffing business on December 1, 2021 (“Services Acquisition”)); (3) end market outlook; (4) labor market and related challenges; (5) ongoing material litigation; and (6) liquidity and capital resources.

Informed by discussions with our shareholders, the Board has previously implemented certain changes to our governance, board and management structures.

2022 Corporate Strategy Accomplishments

During 2022, we continued to advance our corporate strategy, which is focused on generating stable, profitable growth. Underpinning this strategy is a focus on the following initiatives (1) expanding our skilled workforce, (2) further strengthening our project execution and maintaining bidding discipline, (3) diversifying our offshore services customer base, increasing our offshore services offerings and expanding our services business to include onshore facilities along the Gulf Coast, (4) continuing to pursue opportunities in our traditional offshore markets, and (5) pursuing new growth end markets and increasing our time and materials versus fixed price revenue mix, including (i) fabricating structures in support of our customers as they make energy transitions away from fossil fuels and (ii) fabricating structures that support commercial construction activities outside of energy end markets. Our 2022 strategic accomplishment highlights included:

•
Further progress on the wind down of our Shipyard division operations, including substantial completion of one of three remaining active projects associated with our Shipyard division operations that were excluded from the Shipyard Transaction;
•
Successfully integrating the Services Acquisition resulting in the realization of the strategic objectives outlined in the transaction, and generating nearly $90 million in Services revenue, while improving our operating margins;
•
Expanding our offshore services offering through the commencement of a welding enclosures business line, which provides a safe environment for welding, cutting and burning without the need to shut down operations;
•
Selling an asset acquired in connection with our Services Acquisition for approximately $2.1 million ($1.9 million, net of transaction and other costs), which effectively reduced our purchase price of the Services Acquisition;
•
Entering into a sublease arrangement with a third-party for a previously closed Shipyard division facility, which will recover our lease costs for the facility for the duration of our lease;
•
Terminating our lease for a previously closed Shipyard division facility, which eliminated our future lease obligations for the facility; and
•
Entering into a sublease arrangement with a third-party for the remainder of our corporate office, which will partially recover our lease costs for the office for the duration of our lease. In addition, we entered into a separate lease arrangement for a smaller and more cost-effective office to accommodate our corporate activities.

Corporate Governance; Our Board of Directors and Its Committees

Our Board currently consists of six members and the Board has approved an increase to seven members in connection with the election of Mr. Troger at the 2023 annual meeting. The Board has established three standing committees: the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee. Our Board formally met five times during 2022.

Each committee operates under a written charter adopted by our Board, and such charters, together with our Corporate Governance Guidelines, are available at www.gulfisland.com under “Investors—Governance—Governance Documents.” The composition of each committee is reviewed annually by our Board. During 2022, each of our incumbent directors (except one) attended 100% of the aggregate of the total number of meetings of our Board and the total number of meetings held by all committees of our Board on which he or she served during the periods of his or her Board membership and committee service; one of our incumbent directors was absent from our August 2022 board and committee meetings and, therefore, attended 80% of all such meetings.

Board Leadership Structure

Our Corporate Governance Guidelines require the Chair of the Board and Chief Executive Officer positions to be separate. Our Board determined that the separation of these roles would maximize management’s efficiency by allowing the Chief Executive Officer to focus on our day-to-day business and the Chair of our Board to lead the Board in its fundamental role of providing guidance to, and oversight of, management. Our Board periodically reviews the Company’s leadership structure and may make changes in the future as it deems appropriate. Our President and Chief Executive Officer is Richard W. Heo. Our Chair of the Board is William W. Chiles.

Our Board believes that our independent directors, with the leadership of our Chair of the Board, provide effective oversight of management. Moreover, in addition to director feedback provided during the course of meetings of our full Board, the non-management directors are given the opportunity to meet in executive session at each regular meeting of our Board or more frequently, as needed. During 2022, Mr. Chiles chaired all executive sessions of the independent directors and acted as the liaison between the independent directors and the management team. Our three standing committees are composed entirely of independent directors and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management.

Board Independence

On the basis of information solicited from each director, and upon the advice and recommendation of the Corporate Governance and Nominating Committee, our Board annually determines the independence of each of our then-current directors in connection with the nomination process. Further, in connection with the appointment of any new director to the Board during the year, our Board makes the same determination. Our Board has determined that none of our current directors or nominees (specifically Ms. Richard and Messrs. Averick, Burns, Chiles, Keeffe and Troger), except for Mr. Heo (our Chief Executive Officer), has a material relationship with the Company and each is independent as defined in the director independence standards of the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), as currently in effect. In making this determination, our Corporate Governance and Nominating Committee, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed by each director or nominee regarding relationships and possible conflicts of interest between each director or nominee, the Company, management and the independent registered public accounting firm and made a recommendation to our Board. In its review of director independence, our Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships any director or nominee may have with the Company, management and the independent registered public accounting firm.

Board Skills Matrix

The following table notes the breadth and variety of business experience that each of our director nominees brings to the Company and which enable the Board to provide insightful leadership to the Company so that it may better advance its strategies and deliver returns to shareholders. The Corporate Governance and Nominating Committee annually reviews this skills matrix for possible additions and any developments in the experience, qualifications, attributes and skills of the directors.

Director Nominee Experience and Skills Matrix
CEO or other Senior Executive Experience

Experience in senior leadership positions provides our Board with practical insights in developing and implementing business strategies, maintaining effective operations and driving growth, so that we may achieve our strategic goals.

6 of 7 directors
Industry Experience

Industry expertise and experience in energy or energy service, industrial construction and fabrication management and other industrial services, EPC and renewable energy allows the Board to develop a deeper understanding of our business, its operations and key performance indicators in a competitive environment. In addition, industry expertise and experience provides the Board with awareness and know-how to help the Company cultivate and sustain growth in its industries.

6 of 7 directors
Accounting & Financial Experience

Experience as an accountant, auditor, financial expert or other relevant experience is critical to allowing the Board to oversee the preparation and audit of our financial statements and compliance with various regulatory requirements and standards.

5 of 7 directors
Other Public Company Board Experience

Directors who serve or have served on the boards of other public companies understand the responsibilities of a public company board and can provide insight on issues commonly faced by public companies gained from this experience.

5 of 7 directors
Capital Markets & Banking Experience

Experience overseeing investments and capital market transactions provides the Board with critical background, knowledge and skills that enhance the Company’s ability to raise capital to fund its operations and evaluate and implement capital allocation strategies.

4 of 7 directors
Legal & Regulatory Compliance Experience

Experience in the legal field or in regulated industries provides the Board with knowledge and insights in complying with government regulations and legal obligations, as well as identifying and mitigating legal and compliance risks.

4 of 7 directors
Cybersecurity

Cybersecurity risks are increasing for all industries, including our own, and our Board members’ experience and expertise in this area are essential to mitigating cybersecurity risks and the Company’s risk management as a whole.

1 of 7 directors
Human Capital Management

Experience in human capital management, including employee development, diversity and equal employment opportunity initiatives, workplace health and safety, labor relations, workforce engagement and administration, and executive compensation, helps the Board and the Company recruit, retain and develop key talent, grow diversity of personnel at all levels throughout the Company and build strong relationships with our employees.

7 of 7 directors
Risk Management & Oversight	Experience overseeing complex risk management allows the Board to identify, assess and mitigate key risks, and design and implement risk management practices to protect shareholder return.	7 of 7 directors
Corporate Strategy & Business Development

Corporate strategy and business development experience enhances the Board’s ability to develop innovative solutions, including our business and strategic plans, and to drive growth in our competitive industry.

7 of 7 directors
Corporate Governance & Ethics

Directors with experience implementing governance structures and policies provide an understanding of best practices and key issues, enhancing our ability to maintain good governance and to execute new key governance initiatives.

7 of 7 directors
Independence

Directors who are “independent” under the rules of the Securities and Exchange Commission (the “SEC”), listing exchanges and other regulatory bodies allow the Board to provide unbiased oversight over the Company and implement governance practices with integrity and transparency.

6 of 7 directors

In connection with our commitment to strong governance practices that deliver value to our shareholders, at its October 2022 meeting, the Corporate Governance and Nominating Committee approved a formal director search process to identify board candidates with highly additive skills and relevant experience, particularly in the areas of recent chief executive officer or other senior executive experience, accounting and financial experience, and experience in relevant end markets, including industrial services and EPC for renewable projects, to guide the Company’s ongoing transformation and maximize Board effectiveness, with a continued commitment to diversity as governed by the Board’s diversity policy. The Corporate Governance and Nominating Committee recently completed the director search process which resulted in the nomination of Mr. Troger.

Board Diversity, Tenure and Ongoing Refreshment

We are committed to Board diversity and Board refreshment and we believe the Company’s policies and practices help to ensure a diversity of skills, experience, and tenure on the Board.

Diversity Policy

We have a formal Board Diversity Policy, which is available at www.gulfisland.com under “Investors—Governance—Governance Documents.” Pursuant to such policy, the Corporate Governance and Nominating Committee strives for inclusion of diverse groups, knowledge and viewpoints within the Board, considering various matters of diversity, including, but not limited to, gender, race, religion, sexual orientation and disability. The Corporate Governance and Nominating Committee seeks out highly qualified diverse candidates and evaluates each director nominee in the context of our Board composition as a whole, with the objective of nominating director candidates who can best perpetuate the success of our business, be effective directors in conjunction with our full Board and represent shareholder interests through the exercise of sound judgment. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, commits to interviewing at least one candidate who would increase the diversity of the Board with respect to gender, race, sexual orientation or disability. To accomplish this, the Corporate Governance and Nominating Committee has sole authority to retain and terminate qualified independent external advisors, if it deems necessary, to conduct searches for candidates that help achieve the Board’s diversity objectives, and to approve such advisors’ fees and other retention terms.

Board Diversity Matrix

The table below provides certain highlights of the composition of our director nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Director Nominees Diversity Matrix (as of March 30, 2023)
Total Number of Director Nominees	7 directors
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Director Nominees	1	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

In addition to increasing diversity on our Board, Mr. Heo’s appointment as Chief Executive Officer increased the diversity of our executive management team.

Tenure and Ongoing Refreshment

Since 2018, the Board has appointed or nominated four new directors, including one female director and one racially diverse director while at the same time reducing its overall size with the retirement of five long-standing directors from 2018 to 2022. The size of the Board is expected to be seven directors following the 2023 meeting compared to ten directors in 2018 and following the planned retirement of Mr. Burns in late 2023, is expected to decrease back to six directors. The combination of such retirements and appointments has decreased our average tenure and age of our directors as compared to the board composition in 2018 when the board refreshment process began. In addition, since 2022, the Board is fully declassified and each of our directors is elected annually.

In connection with our commitment to strong governance practices that deliver value to our shareholders, at its October 2022 meeting, the Corporate Governance and Nominating Committee approved a formal director search process to identify board candidates with highly additive skills and relevant experience, particularly in the areas of recent chief executive officer or other senior executive experience, accounting and financial experience, and experience in relevant end markets, including industrial services and EPC for renewable projects to guide the Company’s ongoing transformation and maximize Board effectiveness, and with a continued commitment to diversity as governed by the Board’s diversity policy. The Corporate Governance and Nominating Committee recently completed the director search process which resulted in the nomination of Mr. Troger.

Director Resignation Policy

The Board has adopted a Director Resignation Policy. The policy requires that directors provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject or whether other action should be taken, in the event that (1) an incumbent director nominee receives less than a majority of affirmative votes in an uncontested election, or (2) a director has a material change in his or her principal occupation, employment or business association or job responsibilities, including retirement, or plans to join another company board for which our Chair of the Board has determined that a potential conflict of interest may arise.

In addition, in accordance with our Corporate Governance Guidelines, subject to our amended and restated articles of incorporation (our “articles of incorporation”), and our amended and restated by-laws (our “by-laws”), employee directors will resign from the Board when they retire or otherwise cease to be employed by the Company.

Finally, as stated in our Corporate Governance Guidelines, the Board believes that a director should offer his or her resignation if there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the Board.

Board’s Role in Risk Oversight

The Board, as a whole, is responsible for risk oversight, with review of certain areas being conducted by the relevant Board committees that report to the full Board. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are several ways our Board performs this function, including: (1) receiving quarterly management updates on our business operations and financial results and discussing risks related to the business at each regular Board meeting, (2) receiving reports on all significant committee activities at each regular Board meeting, (3) evaluating the risks inherent in significant transactions, as applicable, and (4) receiving an annual report from our information technology personnel regarding potential cybersecurity threats and the status of our mitigation activities. Throughout the year, the Board received briefings and assessments of the Company’s risks through regular interactions with our management and, from time-to-time, input from independent advisors, including, among other items, key risks related to:

• Business environment and market	• Cybersecurity
• Compliance	• Tax
• Human resources	• Health, safety and environmental
• Treasury	• Security
• Mergers and acquisitions	• Legal
• Financial reporting	• Strategy

Our Board believes that full and open communication between management and our Board is essential to effective risk oversight. Management is available to address any questions or concerns raised by our Board on risk management or any other matters, and any member of management may be requested to attend any meeting of the Board or a committee of the Board, upon request of any non-management director.

The Board conducts certain risk oversight activities through its committees, which oversee specific areas and provide reports to the full Board regarding such committee’s considerations and actions. The Audit Committee reviews and considers financial, accounting, internal controls, and cybersecurity and regulatory compliance risks, including those that could arise from our accounting and financial reporting processes. The Audit Committee also reviews and monitors risks through various reports presented by our outsourced internal auditors and our independent registered public accounting firm. The Compensation Committee reviews and considers risks related to our compensation policies, including incentive plans, to determine whether those policies subject the Company to material risks. The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our Board leadership structure, corporate governance matters, and environmental and social risks.

Strategy

Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges and monitors the development and management of risks that impact our strategic goals.

In carrying out its risk oversight responsibilities, the Board is active in overseeing management’s actions to refocus our business strategy and enhance our financial position. To ensure informed and effective oversight, the Board organizes periodic strategic planning retreats to discuss our strategic initiatives and to participate in the development of our strategic direction. Outside of these retreats, the Board receives regular updates regarding management’s execution of the Company’s strategic initiatives at its regular meetings. The Board also continues to monitor the Company’s performance against its annual business plan, including reviewing actual and forecast operating results on a regular basis to evaluate the status and success of management in the execution of the Company’s annual business plan.

Cybersecurity

As part of its risk oversight program, the Audit Committee is responsible for overseeing cyber and related information security risks, including management’s actions to identify, assess, mitigate, and remediate material cyber risks. The Board receives an annual report from our information technology personnel regarding potential cybersecurity threats and the status of our activities to mitigate such threats. The annual report includes an overall cyber risk assessment and activities and action plans to mitigate cyber risks, as well as updates on the implementation and progress of previously discussed mitigation activities and action plans. The Company also maintains a cyber insurance policy to mitigate the costs associated with potential cyber-attacks.

In 2022, the Audit Committee continued its focus on cybersecurity risks with cybersecurity being included on the Audit Committee meeting agenda for one of its meetings. The Audit Committee continues to review cybersecurity recommendations from our information technology personnel, with input from our director with cybersecurity expertise, in an effort to mitigate the associated risks of potential cyber-attacks.

Board Evaluation Process

The Corporate Governance and Nominating Committee is responsible for overseeing the annual performance evaluation of the Board, which is a multi-step process designed to evaluate the performance of the Board and each of its committees.

STEP 1: Confidential Evaluations

Annually, each director completes an evaluation of the full Board and its committees which is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and subjective comments in key areas of Board practice, and asks each director to evaluate how well the Board and its committees operate and to make suggestions for improvements. These key areas include assessment of Board composition, meeting procedures, allocation and delegation of responsibilities among the Board and its committees and adequacy and availability of resources.

STEP 2: Board Summary

The Corporate Governance and Nominating Committee reviews the results and its assessment of Board performance, including the committees, is presented to the full Board. As needed, the Corporate Governance and Nominating Committee recommends any areas of improvement for the Board to consider implementing.

STEP 3: Recommendations Implemented

Based on the results, the Corporate Governance and Nominating Committee presents its assessment and recommendations to the Board, and Company practices and policies and committee charters are updated, as appropriate.

In response to feedback from the most recent evaluations, the Corporate Governance and Nominating Committee conducted a formal director search process focused on candidates with specific skills and experience which resulted in the nomination of Mr. Troger. Other changes made in recent years in response to feedback from evaluations include prior director search processes and appointments as part of the ongoing refreshment process, the establishment of a periodic retreat of the Board with key management focused on strategic planning, and improvements to the Board and committee meeting practices by allocating more time to topics relating to risk oversight and strategy and use of a board portal. Additionally, in response to feedback relating to Board refreshment, diversity and succession planning, since 2020, the Chair of the Corporate Governance and Nominating Committee has a more formal process to discuss with each director such director’s plans for continued service on the Board and any projected retirement date.

Board Committees

The following table notes our current committee structure and membership (M - Member; C - Chairperson; FE - Financial Expert):

Director (1)	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
Robert M. Averick	M	M, FE	C
Murray W. Burns	C	M
William E. Chiles		M, FE	M
Michael J. Keeffe		C, FE	M
Cheryl D. Richard	M	M	M

__________________________________

(1)
As a non-independent director, Mr. Heo does not serve as a member of any committee of the Board, all of which are composed entirely of independent directors. If elected, Mr. Troger will be appointed to appropriate board committees.

Our Board annually reviews and approves committee assignments.

Audit Committee

The Audit Committee currently consists of the following five directors: Michael J. Keeffe (Chair and Financial Expert), Robert M. Averick (Financial Expert), Murray W. Burns, William E. Chiles (Financial Expert) and Cheryl D. Richard. Our Board determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including standards specifically governing audit committee members, and satisfies the additional requirements applicable to an audit committee member under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ listing standards. Our Board determined that Messrs. Keeffe, Averick and Chiles are each an “Audit Committee Financial Expert” as such term is defined within the applicable rules of the SEC. The Audit Committee met five times during 2022.

The Audit Committee’s primary function is to assist our Board in fulfilling its oversight responsibilities relating to: (1) the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and internal audit firm, and (4) review and approval or ratification of any transaction that may require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of the following three directors: Murray W. Burns (Chair), Robert M. Averick and Cheryl D. Richard. Our Board determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee met two times during 2022.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities by: (1) identifying, considering and recommending to the Board candidates to be nominated for election or reelection to the Board or as necessary to fill vacancies and newly-created directorships, (2) monitoring the size and composition of the Board and its committees and making recommendations to the Board on membership of the committees and committee structure, (3) overseeing the Company’s environmental, social and governance (“ESG”) practices and procedures, including reviewing the Company’s ESG strategy, initiatives and practices, (4) maintaining the Company’s Corporate Governance Guidelines and recommending to the Board any desirable changes to the Company’s corporate governance practices, priorities and procedures, (5) evaluating the effectiveness of the Board and its committees, (6) addressing any related matters required by the federal securities laws or NASDAQ, and (7) overseeing the succession plan process for each of the Company’s executive officers and the Chair of the Board.

Compensation Committee; Compensation Committee Procedures

The Compensation Committee currently consists of the following four directors: Robert M. Averick (Chair), William E. Chiles, Michael J. Keeffe and Cheryl D. Richard. Our Board has determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including standards specifically governing compensation committee members, and satisfies the additional requirements applicable for a compensation committee member under Rule 10C-1(b)(1) under the Exchange Act. Our Board has determined that each of the directors is a “non-employee director” as defined under Rule 16b-3 under the Exchange Act. The Compensation Committee met five times during 2022.

The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by: (1) discharging the responsibilities of the Board relating to the compensation of the Company’s officers, (2) overseeing the form and amount of director compensation, and (3) administering the Company’s cash-based and equity-based incentive compensation plans. The Compensation Committee has overall responsibility for approving, evaluating and recommending to the Board all compensation plans of the Company and to administer and interpret such plans.

The Compensation Committee seeks the input of our Chief Executive Officer in connection with performance evaluations and compensation decisions for our other executive officers; however, our Chief Executive Officer is not present when the Compensation Committee meets to evaluate his performance nor when our Board determines his compensation.

The terms of our stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. During 2022, the Compensation Committee delegated authority to our Chief Executive Officer to grant incentives (pursuant to the terms of the Company’s stock incentive plan) to new employees of the Company who are not subject to Section 16 of the Exchange Act, provided the award (1) is made in writing and during an open window period, (2) does not relate to more than 25,000 shares of the Company’s common stock per new hire and no more than 100,000 shares of common stock per calendar year, and (3) is reported to the Committee at its next meeting.

Commitment to Corporate Governance

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our stakeholders, strengthens accountability of our Board and management and engenders public trust in the Company. As discussed in “Corporate Governance Highlights,” in furtherance of our commitment to strong governance and in response to feedback from our stakeholders, in recent years we have taken steps to improve our corporate governance practices, including those highlighted in the table below. We will continue this commitment to act in the best interest of our stakeholders by regularly reviewing and updating our corporate governance practices as and when appropriate. Our dedication to good corporate governance is evidenced by the following:

Corporate Governance Highlights
Annual Election of Directors	Since 2022, the Board is fully declassified, with each director elected annually.
Majority Vote for Directors	We have a majority voting standard for election of directors in an uncontested election.
Majority Independent Board	In 2022, five of our six directors were independent and six of our seven director nominees are independent; only our CEO is not independent.

100% Independent Committees	Each of our Audit, Compensation and Corporate Governance and Nominating Committees is composed of entirely independent directors.
Separate Chair and CEO	Our Corporate Governance Guidelines require the Chair of the Board and Chief Executive Officer positions to be separate.
Annual Board Evaluations	Each year our directors complete an evaluation of the full Board and its committees for the purpose of improving Board and committee processes and effectiveness.
Annual Board Skills Assessment

The Corporate Governance and Nominating Committee conducts an annual assessment of director experience, qualifications, attributes and skills currently on the Board and any additional experience, qualifications, attributes and skills needed for the Board to effectively oversee the interests of the Company.

Demonstrated Board Refreshment

The Board has appointed or nominated four new directors since 2018, including one female director and one racially diverse director, while at the same time reducing the size of our Board with the retirement of five long-standing directors, which will be six following the planned retirement of Mr. Burns in late 2023.

Continued Focus on Board Diversity

We adhere to a formal Board Diversity Policy, pursuant to which we strive to select director nominees with diverse backgrounds, experiences, skills and perspectives. Our Board currently has two diverse directors, one female and one racially diverse, out of six directors (or approximately one-third of our Board).

Shareholder Right to Call a Special Meeting	Our shareholders holding 20% of our outstanding shares of common stock may call a special meeting of shareholders in accordance with our articles of incorporation.
Limited Supermajority Requirements	We have limited supermajority voting provisions in our articles of incorporation relating to the removal of directors and amending the article governing director liability and indemnification.
Stock Ownership Guidelines

Our directors and executives are required to hold a certain amount of shares of our common stock and are prohibited from hedging or pledging the Company’s stock, subject to a limited exception for pledging.

No Shareholder Rights Plan	We have not implemented a shareholder rights plan or “poison pill.”
Regular Executive Sessions

Our independent directors regularly meet in executive session without management present and at the request of such directors, may include certain outside service providers, such as our independent registered public accounting firm.

Governance Policies	We have adopted robust corporate governance guidelines and code of business conduct and ethics.

Communications with our Board and Shareholder Engagement

Our Board values communicating and engaging with our shareholders to understand their views on important business, corporate governance and executive compensation matters.

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to the Chair of the Board of Directors of Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380 or by email to rheo@gulfisland.com. The Chair of our Board or Chief Executive Officer, as applicable, will coordinate distribution of the correspondence to our full Board or relevant committee or Board members.

We engage in regular dialogue with our shareholders and their representatives. During 2022, our discussions collectively centered on the following topics: (1) strategy, (2) recent transactions (including the Shipyard Transaction and planned wind down of our Shipyard division operations and the Services Acquisition), (3) end market outlook, (4) labor market and related challenges, (5) ongoing material litigation, and (6) liquidity and capital resources.

Informed by discussions with certain of our shareholders, the Board has previously implemented certain changes to our governance, board and management structures, including adopting a majority voting standard for uncontested elections, removing certain supermajority voting requirements in our articles of incorporation and by-laws, revising the threshold to call a special meeting to 20% of the outstanding shares of our common stock, adopting a Board Diversity Policy, increasing stock ownership guidelines for our directors, appointing a new Chief Executive Officer, electing a new Chair of the Board, decreasing the size of the Board, and amending and restating our articles of incorporation to declassify the Board.

Our Board has adopted a policy that recommends that all directors attend all meetings of our shareholders. At the last annual meeting of shareholders held on May 19, 2022, all then current members of our Board were in attendance.

Ethics and Business Conduct Related Policies

The Company maintains a Code of Ethics for our Chief Executive Officer and senior financial officers (our “Code of Ethics”) and a Code of Business Conduct and Ethics, which applies to all employees and directors, including our Chief Executive Officer and senior financial officers. These codes are posted at www.gulfisland.com under “Investors—Governance—Governance Documents.” Any substantive amendments to the Code of Ethics will be disclosed within four business days of such event on our website and will remain on our website for at least 12 months.

Director and Executive Officer Stock Ownership Guidelines

Our Corporate Governance Guidelines contain director and executive officer stock ownership guidelines that generally require: (1) directors to hold at least 15,000 shares of the Company’s stock, including any unvested restricted stock units, for the duration of their remaining tenure as a director of the Company, by the later of April 24, 2021 or five years from becoming a director, and (2) executive officers to hold Company stock, including any unvested restricted stock units, in an amount equal to 2.0 times base salary in the case of the Chief Executive Officer and 1.25 times base salary in the case of all other executive officers by the later of April 30, 2021 or five years from becoming subject to such guidelines. With respect to the director ownership guidelines, the five-year compliance window will be increased by one year for every year the Board does not grant equity-based compensation to its non-employee directors.

As of December 31, 2022, all of our named executive officers and all of our current directors, except Ms. Richard, exceeded their target ownership levels. Ms. Richard, who was appointed to the Board in October 2018, originally had until October 18, 2023 to reach her target ownership level. However, as disclosed under “Director Compensation,” we did not grant equity-based compensation to our non-employee directors from 2018 to 2022. Accordingly, Ms. Richard’s compliance date was extended by three years and is subject to potential future extension.

Anti-Hedging and Pledging Policies

Our Corporate Governance Guidelines prohibit our directors and executive officers from entering into any hedging arrangements with respect to our securities. Specifically, the guidelines contain the following prohibition: “Directors and executive officers are prohibited from holding any Company stock in a margin account or engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock.”

Furthermore, directors and executive officers may not borrow against any account in which Company stock is held or pledge Company stock as collateral for a loan or for any other purpose, except that such insiders may pledge Company stock as collateral for a loan (not including margin debt) if:

•
such shares are not pledged as collateral for a margin loan;
•
such executive or director establishes that he or she has the financial capacity to repay the loan without resorting to the pledged securities;
•
such executive or director notifies our Secretary prior to the execution of documents evidencing the proposed pledge; and
•
such shares pledged will not be considered as owned for purposes of the stock ownership guidelines applicable to the executive or the director.

Finally, any pledging of or trading in Company stock by directors and executive officers must comply with any additional restrictions set forth in our Insider Trading Policy.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will regularly assess the appropriate size of our Board, as well as whether any vacancies on our Board are expected due to retirement or otherwise and whether such vacancies should be filled. The Corporate Governance and Nominating Committee will consider various potential candidates for director who may come to the attention of our Board through current members of our Board, professional search firms or shareholders during its annual review process. In the event of a vacancy, the Corporate Governance and Nominating Committee may recommend alternatively that the Board reduce its size. Each candidate brought to the attention of the Corporate Governance and Nominating Committee, regardless of who recommended such candidate, is evaluated in the same manner. For more information regarding the recent director search process, see discussion above under “Tenure and Ongoing Refreshment”.

The identification and evaluation of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board and the Company from time to time. The Corporate Governance and Nominating Committee believes that each potential director nominee should be evaluated based on his or her individual merits, taking into account the Company’s needs and the composition of the Board at the time. As a result, the Corporate Governance and Nominating Committee has not set specific, minimum qualifications that a director must meet in order for the Corporate Governance and Nominating Committee to recommend him or her to the Board, other than being under the age of 78 at the time of his or her election.

In evaluating nominees for membership on our Board, the Corporate Governance and Nominating Committee considers the Board membership criteria set forth in our Board Diversity Policy and in our Corporate Governance Guidelines. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, commits to interviewing at least one candidate who would increase the diversity of the Board with respect to gender, race, sexual orientation or disability.

Consistent with these policies, the Corporate Governance and Nominating Committee consistently seeks directors with integrity and proven business judgment, management ability and a diverse mix of backgrounds and experiences to build a capable, responsive, balanced and effective Board. In reviewing the qualifications of potential director nominees, the Corporate Governance and Nominating Committee considers many factors, including accounting and financial expertise, capital markets and banking experience, relevant industry experience (including energy and energy service, industrial construction and fabrication management and other industrial services, EPC and renewable energy), corporate responsibility expertise, human capital management experience, cybersecurity and technology expertise, recent senior corporate executive experience, legal and regulatory compliance expertise, public company board experience, corporate strategy and business development experience, corporate governance and ethics experience, cybersecurity experience, and risk management and oversight experience.

Upon the recommendations of the Corporate Governance and Nominating Committee, nominations of directors and related matters are voted upon by the Board. Since Mr. Heo is a member of management and a non-independent director, he is not involved in the nominations process.

As set forth in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee will consider director candidates recommended by our shareholders for nomination for election to our Board. Any shareholder may suggest a nominee by sending the following information to our Board: (1) the proposing shareholder’s name, address and telephone number, (2) the number of shares of our common stock beneficially owned by the proposing shareholder and the suggested nominee, (3) the suggested nominee’s name, age, business and residential addresses and telephone number, (4) a statement that the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and that he or she has consented to being suggested and is willing to serve, (5) the suggested nominee’s resume or other description of his or her background and experience, including any self-identifying diversity characteristics that such nominee elects to provide, and (6) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee of our Board addressed as follows: Chair - Corporate Governance and Nominating Committee of Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380.

We have advance notice procedures that permit a shareholder to present shareholder nominees at our annual shareholder meetings. For additional information regarding our advance notice procedures, as well as, the requirements for related SEC procedures, see “Shareholder Proposals and Nominations for the 2024 Annual Meeting.”

Director Compensation

In setting director compensation, we consider the significant amount of time directors dedicate to fulfilling their duties as directors, as well as the skill-level required by the Company to be an effective member of our Board. In early 2022, the Compensation Committee reviewed the Company’s compensation program for non-employee directors, which had been in place since 2018. Following this review, the Committee recommended and the Board approved, the following changes to the non-employee director compensation program effective June 1, 2022 in order to ensure that our director compensation program supports our efforts to attract and retain qualified directors: (1) the annual fee paid to our Chair of the Board was increased from $126,000 to $145,000, 60% of which is paid in cash and 40% of which is paid in the form of a time-based equity award (such director’s “Target Equity Value”), (2) the annual fee paid to each other non-employee director was increased from $59,400 to $100,000, 60% of which is paid in cash and 40% of which is paid in the form of a time-based equity award (such director’s “Target Equity Value”), (3) the additional annual fee paid to the chair of the Audit Committee was increased from $12,000 to $18,000 (with the additional annual fee paid to the Audit Committee Financial Expert being eliminated), and (4) no changes to the additional $12,000 annual fee paid to the chair of each of the Corporate Governance and Nominating Committee and the Compensation Committee.

Cash Compensation

Currently, our non-employee director compensation programs consist of the cash components described above. Directors do not receive additional fees for attending meetings of our Board and its committees; however, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees. The table below summarizes total compensation paid to our directors.

Equity-Based Compensation

On June 1, 2022, each non-employee director received an award of time-based RSUs based on a grant value equal to 40% of their annual fee. The RSUs were granted under the Company’s amended and restated 2015 stock incentive plan and represent the right to receive an equivalent number of shares of the Company’s common stock. The number of RSUs granted to each non-employee director was determined by dividing the director’s applicable Target Equity Value by the greater of the closing price per share of the Company’s common stock on the grant date or $5.00, and rounding down to the nearest share. The RSUs shall vest on the first anniversary of the grant date, subject to the non-employee director’s continued service through the vesting date.

2022 Director Compensation

The table below summarizes compensation earned for 2022 for each non-employee director serving as a director during 2022. Mr. Heo (our chief executive officer during 2022) did not receive any compensation for his service as a director, and his compensation as an executive of the Company is reflected in the 2022 Summary Compensation Table on page 28.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Robert M. Averick	$68,219	$26,880	$95,099
Murray W. Burns	71,800	26,880	98,680
William E. Chiles	83,708	38,976	122,684
Michael A. Flick	42,000	--	42,000
Michael J. Keeffe	79,800	26,880	106,680
Cheryl D. Richard	59,800	26,880	86,680

___________________________

(1)
Reflects cash fees paid to our non-employee directors during 2022 for their service on our Board and its committees, as applicable.
(2)
Reflects the aggregate grant date fair value of RSUs. RSUs are valued on the date of grant at the closing price per share of our common stock. On June 1, 2022, each of our then-current non-employee directors was granted 8,000 RSUs, except our Chair Mr. Chiles was granted 11,600 RSUs, with a grant date fair value of $3.36 per RSU. All of the RSUs will vest on June 1, 2023, one year after the date of grant. As of December 31, 2022, these RSUs were the only outstanding equity awards held by the directors.

PROPOSAL 1: Election of Directors

Our articles of incorporation provide that the number of directors will be set forth in our by-laws. Our by-laws allow for the number of directors constituting the entire Board to be a range of not less than three nor more than twelve, with the exact number of directors to be fixed by a duly adopted resolution of the Board. The size of our Board is currently set at six directors and the Board has approved an increase to seven members in connection with the election of Mr. Troger. All directors are elected on an annual basis.

Upon recommendation of our Corporate Governance and Nominating Committee, and in furtherance of our board refreshment efforts, our Board has nominated Messrs. Averick, Burns, Chiles, Heo, Keeffe and Troger and Ms. Richard for election to our Board for terms expiring at the next annual meeting in 2024 and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Messrs. Averick, Burns, Chiles, Heo, Keeffe and Troger and Ms. Richard have consented to being named as nominees in this proxy statement and to serve as directors if elected. All of the nominees are current directors, except for Mr. Troger.

In the unanticipated event that any nominee is unable to serve or for good cause will not serve as a candidate for director, the persons named as proxies in your proxy and voting instructions will vote your shares of our common stock for a substitute candidate nominated by our Board, unless otherwise directed.

Directors are elected by the affirmative vote of a majority of the votes cast with respect to each director (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), except in the event of a contested election, in which case directors are elected by the affirmative vote of a plurality of the votes cast (meaning the director nominees who receive the highest number of votes “for” their election are elected). A contested election occurs when the number of nominees for director exceeds the number of directors to be elected.

In the event an incumbent director nominee does not receive a majority of the votes cast in an uncontested election, such director must tender his or her resignation to the Corporate Governance and Nominating Committee, which will consider the director’s offer of resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. For additional information regarding the vote required and treatment of abstentions and broker non-votes, see “Questions and Answers about the 2023 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the election of each of the seven director nominees named in this proxy statement.

Information about the Director Nominees and Executive Officers

The following table sets forth, as of March 30, 2023, for each director nominee and each of our executive officers, the age, any positions with the Company, principal occupations and employment during the past five years, and, if a director nominee, each such person’s directorships in other public corporations during the past five years and the year that such person was first elected a director of the Company. We have also included information about each director nominee’s specific experience, qualifications, attributes, or skills that led our Board to recommend that our shareholders elect such person to serve as one of our directors, in light of our business and Board structure at the time of such nomination. All executive officers serve at the pleasure of our Board. The director nominees have consented to being named as nominees in this proxy statement and to serve as directors if elected.

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since
Robert M. Averick, 57

Mr. Averick has worked as a Portfolio Manager since 2012 at Kokino LLC, a private investment firm that provides investment management services to Piton Capital Partners LLC. Since 2016, Mr. Averick has served as a member of the board of directors of Amtech Systems, Inc., a publicly traded manufacturer of semiconductor capital equipment. Mr. Averick has also served as a member of the board of directors of PhoneX Holdings, Inc. since 2020 and currently serves as chairman. Mr. Averick formerly served as a member of the board of directors of Key Technology, Inc., a manufacturer of process automation systems for food processing and other industries, from 2016 until the company’s sale in 2018.

Mr. Averick has more than 20 years of experience as a small-capitalization, value-driven public equity portfolio manager. His experience in finance, strategic planning and consulting, as well as his public company board experience, provide him with valuable skills and expertise and make him highly qualified to serve as a member of our Board and each of our Board committees and as our Chair of the Compensation Committee. Mr. Averick has been designated as an Audit Committee Financial Expert.

2018
Murray W. Burns, 77

Mr. Burns has worked as a project management, engineering and business development consultant through MBurns Consulting since 2013, and has 51 years of experience in the offshore oil and gas, engineering and construction industries. From 1980 to 2013, Mr. Burns was employed in various executive capacities by Technip USA, Inc. and its affiliates (“Technip”), which provide subsea, onshore/offshore and surface project management, construction and engineering. His roles with Technip included: Vice President—Offshore, Vice President—Topsides and Fixed Platforms, Vice President—Engineering Operations, and Vice President—Engineering, President and COO (Technip Upstream Houston Inc.). From 1976 to 1980, Mr. Burns served in various management positions at Petro-Marine Engineering, Inc., an engineering consulting firm specializing in services to the offshore petroleum and marine industries. Prior to 1976, Mr. Burns worked in various engineering capacities at Shell Oil Company, an oil and gas producer, marketer and manufacturer.

Mr. Burns’ experience and knowledge in engineering, fabrication, project execution and business development in the energy and offshore industries make him highly qualified to serve as a member of our Board, the Audit Committee and the Corporate Governance & Nominating Committee.

2014

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since
William E. Chiles, 74

Since 2014, Mr. Chiles has served as Managing Partner of Pelican Energy Partners, a private equity fund specializing in energy services and manufacturing investments. From 2004 to 2014, Mr. Chiles served as President and CEO and as a director of the Bristow Group, Inc., a publicly traded global provider of offshore aviation services to the energy industry, and search & rescue services to the UK Maritime Coast Guard Agency, and served as a Senior Advisor and as CEO Emeritus from 2014 to 2016. From 2003 to 2004, he served as Executive Vice President and COO of Grey Wolf Inc., a publicly traded onshore oil and gas drilling company. From 2002 to 2003, he served as Vice President of Business Development of ENSCO International Incorporated (“ENSCO”). Prior to its merger with ENSCO, Mr. Chiles founded and served as CEO and President of Chiles Offshore, Inc. (“Chiles II”), a company that constructed and operated mobile offshore drilling rigs, from 1997 to 2002. From 1996 to 1997, he served as Senior Vice President-Drilling Operations for Cliffs Drilling Company (“Cliffs”). Prior to its acquisition by Cliffs in 1996, he founded and served as CEO and President of Southwestern Offshore Corporation, an offshore drilling operator, from 1992 to 1996. From 1977 to 1992, he served as CEO and President of Chiles Offshore Inc. (“Chiles I”), which he co-founded and was acquired by Noble Drilling in 1994. He began his career working offshore in the North Sea for Western Oceanic, Inc., and then served as VP - Domestic Operations in the U.S. Gulf of Mexico.

Mr. Chiles’ history with the Company, broad knowledge of the oil and gas industry and our customer base, as well as his executive and director experience with various publicly traded companies, make him highly qualified to serve as the Chair of the Board and a member of each of the Compensation Committee and the Audit Committee. Mr. Chiles has been designated as an Audit Committee Financial Expert.

2014
Richard W. Heo, 52

Mr. Heo became President and Chief Executive Officer of the Company in November 2019. Prior to joining the Company, he served as Senior Vice President of North, Central and South America from 2018 to 2019 for McDermott International, Inc. (“McDermott”), a publicly traded multinational engineering, procurement, construction (“EPC”) and installation company, which merged with Chicago Bridge & Iron N.V. (“CB&I”), a publicly traded EPC company, in 2018. Mr. Heo served as Executive Vice President of Fabrication Services for CB&I from 2017 to 2018, and President of CB&I’s Engineered Products business unit from 2014 to 2017. Prior to joining CB&I, he served in various senior leadership positions at KBR, Inc., a publicly traded EPC company, from 2009 to 2014.

Mr. Heo’s experience in the engineering, fabrication and construction industry, as well as his business development and project execution experience and knowledge of publicly traded companies, and his role as Chief Executive Officer of the Company makes him highly qualified to serve as a member of our Board.

2019

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since
Michael J. Keeffe, 71

Prior to his retirement in 2011, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP (“Deloitte”). He had 35 years of public accounting experience with Deloitte, directing financial statement audits of public companies, principally in the oil field services, engineering and construction and offshore industries. He also served as a risk management and quality assurance partner in Deloitte’s consultation network. Mr. Keeffe previously served on the board and as chairman of the audit committee of Ultra Petroleum Corp., a publicly traded exploration and production company from 2012 to 2020.

Mr. Keeffe’s extensive accounting and financial expertise, particularly in our industry and related industries, makes him highly qualified to serve as a member of our Board and the Compensation Committee and as Chair of the Audit Committee. Mr. Keeffe has been designated as an Audit Committee Financial Expert.

2014
Cheryl D. Richard, 67

Ms. Richard is a retired oil and gas executive, with more than 30 years of experience in the energy industry, including service with upstream, offshore drilling and related companies. From 2003 to 2010, Ms. Richard served as Senior Vice President of Human Resources & Information Technology for Transocean Ltd., a publicly traded offshore drilling contractor. From 2000 to 2003, she served as Vice President of Human Resources for Chevron Phillips Chemical Company. From 1980 to 2000, Ms. Richard served in various leadership roles for Phillips Petroleum Co. Ms. Richard holds certificates in cybersecurity from the CERT Division of Carnegie Mellon University and Harvard Extension School. Ms. Richard currently serves on the Supervisory Board of SBM Offshore N.V., a publicly traded offshore oil and gas production and services company.

Ms. Richard’s broad experience in our industry, including her experience in human resources, information technology and cybersecurity, makes her highly qualified to serve as a member of our Board and each of our board committees and as our new Chair of the Corporate Governance & Nominating Committee.

2018
Jay R. Troger, 67

Mr. Troger is currently a non-executive director of Gore Street America Corporation and LeviSense Medical, Inc., each a private company. From 2016 to 2021, Mr. Troger served as Chief Executive Officer and director of Mopec Group, a privately held medical device manufacturer. Prior to 2016, Mr. Troger was a partner at Bain & Company, a strategic consulting firm, and the chief executive of several manufacturing and distribution companies.

Mr. Troger’s extensive knowledge and experience in manufacturing, distribution and alternative energy businesses, as well as his background in strategic planning and consulting and recent executive officer experience make him highly qualified to serve as a member of our Board

-

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies

Current Executive Officers not Serving as Directors

Westley S. Stockton, 51

Mr. Stockton has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since September 2018. Prior to joining the Company, Mr. Stockton served as Senior Vice President and Chief Accounting Officer for Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company, from 2008 to 2018, and prior to that served in senior leadership positions within financial operations and mergers and acquisitions for CB&I from 2002 to 2008. From 1994 to 2002, Mr. Stockton, a certified public accountant, worked in public accounting for PricewaterhouseCoopers and Arthur Andersen in audit-related roles.

James L. Morvant, 50

Mr. Morvant became Senior Vice President – Operations in April 2022. He previously served as Senior Vice President – Fabrication & Services Division from 2020 to 2022, Vice President – Services Division from 2019 to 2020 and Manager of Offsite for the Services Division from 2013 to 2019. He also served in various capacities, including inshore manager, project manager and estimating manager for the Services Division from 2000 to 2013. Prior to joining the Company, Mr. Morvant worked in various capacities, including project manager and design engineer, for various oil and gas services and shipbuilding companies.

Matthew R. Oubre, 51

Mr. Oubre became Senior Vice President – Commercial in April 2022. He joined the Company in connection with the Services Acquisition in December 2021 as Senior Vice President. Prior to joining the Company, Mr. Oubre served as President of Dynamic Construction Services (“Dynamic”), a private construction and services company, from 2015 to 2021. Prior to 2015, Mr. Oubre held various positions with Dynamic, including Executive Vice President and COO, Executive Vice President of U.S. Fabrication, Vice President of International Operations and Project Manager. Prior to joining Dynamic, Mr. Oubre worked for Universal Fabricators from 1993 to 1998, primarily in a project management role.

Thomas M. Smouse, 63

Mr. Smouse has served as Vice President and Chief Human Resources Officer since February 2020. Prior to joining the Company, Mr. Smouse served as Managing Director – Human Capital for EBL Advisors, a management consulting company, from 2017 to 2020 and Vice President – HR and Administration for Newfield Exploration, a public oil and gas exploration and production company, from 2014 to 2017. Prior to 2014, Mr. Smouse served in various human resources leadership positions at Noble Energy, Anadarko Petroleum, BP, Vastar Resources and ARCO.

Executive Compensation

Narrative Description of Executive Compensation Program

Executive Summary

Introduction

This section of the proxy describes and analyzes our executive compensation program for 2022 for our NEOs (listed below) and should be read in conjunction with the Executive Compensation Tables and the advisory vote that we are conducting on the compensation of our NEOs (see “Proposal 2: Advisory Vote on the Compensation of our Named Executive Officers”).

•
Richard W. Heo, President and Chief Executive Officer
•
Westley S. Stockton, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
•
James L. Morvant, Senior Vice President – Operations

Recent Compensation Actions

•
50% of 2022 LTIP Based on Performance. The 2022 LTIP included both time-based RSUs and performance-based RSUs, with the performance award accounting for 50% of the program. The performance-based RSUs provide for payout of between 0% and 200% of the target award based on the level of achievement of certain strategic objectives during 2022, with the resulting amount vesting in equal installments over the three-year period following the grant date.
•
Incentive Programs Pay Out Based on Performance.
o
Annual Incentive Awards – Annual incentive awards for 2022 for our NEOs under our annual cash incentive program (“AIP”) were based on specific targets related to adjusted EBITDA, adjusted cash, safety, and strategic objectives. Based on our 2022 performance, our NEOs earned annual cash payouts representing approximately 146.6% of their target annual cash incentive awards.
o
2022 Performance-Based RSUs – The performance period for the 2022 performance-based RSUs ended on December 31, 2022. Following the end of 2022, the Board determined that the performance condition for the 2022 performance-based RSUs had been achieved at 115% of the target award, which vests in one-third installments on the first three anniversaries of the grant date, provided the service condition is satisfied.
•
Executive Salaries Returned to 2019 Levels. Effective May 1, 2020, given the economic environment of the oil and gas and marine industries and challenges faced by the Company at the time, including the uncertainty created by the effects of the COVID-19 pandemic and the significant decline and volatility in oil and gas prices, our executive officers voluntarily reduced their base salaries, with our chief executive officer reducing his base salary by 25%. Effective April 1, 2022, the base salaries of our chief executive officer and chief financial officer were returned to their 2019 levels.

Pay Philosophy

The Compensation Committee (referred to as the “Committee” in this narrative section) is responsible for designing, implementing and administering a compensation program for executive officers that ensures appropriate linkage between pay, Company performance, and returns for shareholders, while at the same time discouraging unnecessary or excessive risk-taking. The Committee seeks to increase shareholder return by rewarding performance with cost-effective compensation and ensuring that we attract and retain the best executive talent available. While our executive officer compensation program is simple in design, we believe it serves the Company well by providing a mix of annual cash compensation, including base salary and performance-based annual incentive awards, and long-term awards through our LTIP. Our executive compensation program is designed to align the interests of our management with those of our shareholders. Our primary compensation principle, pay for performance, supports this objective. For example, the AIP for our NEOs for 2022 includes key performance indicators for adjusted EBITDA, adjusted cash, safety, and achievement of Company strategic objectives.

Given the senior management turnover we have experienced in recent years and the importance of our key executive talent to the Company’s strategic transformation that began in 2020, we are also focused on ensuring that we are able to retain our key executive talent.

Key Characteristics of our Executive Compensation Program Aligned with Shareholder Interests

We design our executive compensation program to be performance driven, competitive with the market and responsibly governed to mitigate excessive risk-taking.

Strong Alignment with Shareholders (What We Do)

☑ Pay for Performance. We emphasize variable pay contingent upon a combination of financial and operational performance and achievement of strategic objectives.

☑ Stock Ownership Guidelines. We reinforce the alignment of shareholders and our executives by requiring that specific target levels of stock ownership be met and subsequently maintained.

☑ Independent Oversight. The Compensation Committee is comprised of independent directors and engages the services of an independent compensation consultant as needed.

☑ Performance-Based Long-Term Incentives. We grant performance-based long-term incentive awards for which value is contingent upon our performance and achievement of strategic objectives.

☑ Comprehensive Risk Assessment. The Compensation Committee continually monitors compensation policies, programs and practices with outside advisors to ensure that they discourage excessive risk taking.

☑ Cap Annual Cash Incentive Awards and LTIP Awards. Our AIP and LTIP performance awards include a cap on the maximum payout.

☑ Clawback Policy. If an individual engages in gross negligence or intentional misconduct resulting in (i) a restatement of the Company’s financial statements and/or (ii) an increase in an incentive award payable to such individual, the Company may recover all or a portion of an award made under our AIP or LTIP.

☑ Shareholder Engagement. We engage with shareholders to discuss matters of interest.

Strong Governance Principles (What We Do Not Do)

☒ Tax Gross-ups. No excise tax gross-ups.

☒ Pledging or Hedging Company Stock. Prohibitions on hedging and limitations on pledging of Company stock by our executive officers. See also “Corporate Governance; Our Board of Directors and Its Committees—Anti-Hedging and Pledging Policies” on page 14.

☒ Automatic Base Salary Increases. The base salaries of our executive officers are reviewed annually and increases are not automatic.

☒ Perquisites. No significant compensation in the form of perquisites for executive officers.

☒ Dividend Equivalents. In the event the Company pays dividends, no dividend equivalents are paid on any unearned restricted stock unit awards.

☒ Employment Agreements. The Company has no employment agreements with executive officers.

Historical Support of Say-on-Pay; Continued Re-evaluation of our Executive Compensation Program

At our 2022 annual meeting, we held a non-binding shareholder advisory vote on executive compensation (“say-on-pay”). Consistent with results in the previous year, our shareholders approved our 2021 executive compensation, with more than 91% of voting shareholders casting their vote in favor of the say-on-pay resolution, excluding abstentions and broker non-votes, which are not considered votes cast. The Committee continues to monitor our executive compensation program in the context of current and emerging market practice.

The Committee is committed to establishing programs each year that continue to meet our stated goals of ensuring an appropriate linkage between pay, Company performance, and returns for shareholders, while also ensuring that we attract and retain the best executive talent available. The Committee will continue to evaluate and revise our executive compensation program, as it believes necessary, to strengthen alignment with shareholder perspectives and address changing business, industry and economic conditions.

Components of Executive Compensation

The principal components of our compensation program for our executive officers for 2022 were salaries, annual cash incentives and equity-based long-term incentive compensation. The Committee reviewed and quantified all components of our executive officer compensation (including salary, annual cash incentives and equity-based long-term incentive compensation), including the current value of outstanding equity awards, and the incremental cost to the Company of all perquisites and other benefits for 2022, and determined that such officers’ total compensation in the aggregate is reasonable and not excessive.

Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. The actual salaries of our executive officers are based on their individual levels of responsibility and the Committee’s general knowledge of the competitive compensation levels in the energy industry. Effective May 1, 2020, given the economic environment of the oil and gas and marine industries and challenges faced by the Company at the time, including the uncertainty created by the effects of the COVID-19 pandemic and the significant decline and volatility in oil and gas prices, our named executive officers voluntarily reduced their base salaries, with our chief executive officer reducing his base salary by 25%. Although the base salaries of our executive officers were increased in 2021, Mr. Heo and Mr. Stockton voluntarily maintained their base salaries below their original 2019 levels, as reflected in the table below. Effective April 1, 2022, the Board, on the recommendation of the Committee, returned Mr. Heo’s and Mr. Stockton’s base salaries to their 2019 levels.

Named Executive Officer	2019 Base Salary	2020 Base Salary	2021 Base Salary	2022 Base Salary
Mr. Heo	$487,000	$365,250	$415,000	$487,000
Mr. Stockton	342,000	290,700	310,000	342,000
Mr. Morvant	250,000	212,500	225,000	225,000

Annual Cash Incentives

Our AIP is designed to reward executive officers and other key employees for their contributions based on achievement of certain annual performance objectives. Consistent with prior year programs, in 2022 the Committee approved the performance measures and targets applicable to the AIP for 2022, which included performance objectives and defined targets related specifically to (i) financial performance (adjusted EBITDA and adjusted cash), (ii) safety (Lost Time Incident Rate (“LTIR”) and Total Recordable Incident Rate (“TRIR”)), and (iii) certain Company strategic objectives determined by the Committee.

The Committee believes that these are appropriate measures on which to base our AIP because they drive our executives to improve operational execution, efficiencies and profitability and, with respect to the strategic objectives, reflect the Company’s priorities during 2022. The Committee continually monitors the measures and targets to assure their competitiveness and that the targets are consistent with the compensation strategy for incentive and total compensation without encouraging excessive risk-taking. With respect to the adjusted EBITDA and adjusted cash targets for 2022, the Committee approved targets that were consistent with the Company’s annual business plan.

The table below summarizes the 2022 performance measures, targets and results.

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Weighted Percent of Target Achieved
Adjusted EBITDA(1)	20%	$(7,000,000)	$(4,700,000)	$—	$253,000	40.0%
Adjusted Cash(2)	10%	$40,100,000	$43,400,000	$50,000,000	$42,815,000	9.1%
Safety - LTIR	10%	0.25	0.15	0.00	0.00	20.0%
Safety - TRIR	10%	1.00	0.70	0.40	0.38	20.0%
Strategic Objectives(3)	50%	n/a	n/a	n/a	115%	57.5%

__________________________________

(1)
Adjusted EBITDA is a non-GAAP measure calculated as EBTIDA for the year ended December 31, 2022, adjusted to remove net gains from insurance recoveries and costs associated with damage previously caused by Hurricane Ida (the “Ida Impacts”), and add back i) the non-cash impairment of a lease asset for our corporate office lease, and ii) costs incurred associated with our dispute for the construction of two multi-purpose supply vessels (“MPSV Dispute”).
(2)
Adjusted cash is a non-GAAP measure calculated as cash and investments at December 31, 2022, adjusted to remove the Ida Impacts and add back costs associated with our MPSV Dispute.
(3)
In 2022, the Committee approved strategic objectives for our NEOs. The indicative strategic objectives established by the Committee included: (i) Facility Consolidation/Normalization, (ii) Acquisition/Divestiture Opportunities, (iii) Transition Path to “Right Size” Fabrication, (iv) Improve Operating Income, and (v) Other Strategic Objectives.

Under the 2022 AIP, each NEO has a target annual incentive (expressed as a percent of base salary), with a threshold for each performance measure equal to 50% of target and a maximum equal to 200% of target. If actual results fall between performance levels, payouts are determined using straight-line interpolation. Notwithstanding the Company’s performance, the Committee retains the right to reduce or eliminate the payout amounts.

The actual annual cash incentive payouts for our NEOs as compared to their target payouts for 2022 were as follows:

Named Executive Officer	Base Salary	Target Annual Cash Incentive (% of base salary)	Target Annual Cash Incentive	Earned Incentive (% of target) - see table above	Actual Incentive Payouts
Mr. Heo	$487,000	100%	$487,000	146.6%	$713,942
Mr. Stockton	342,000	80%	273,600	146.6%	401,098
Mr. Morvant	225,000	60%	135,000	146.6%	197,910

Long-term Incentives

Our LTIP is designed to promote retention of our executive officers and other key employees and to reward executive officers and other key employees for their contributions based on achievement of certain long-term performance objectives.

For 2022, the LTIP incorporated both time-based RSUs and performance-based RSUs, with each award accounting for 50% of each named executive officer’s target award value under the program. The performance-based RSUs provide for payout of between 0% and 200% of the target award based on the level of achievement of certain Company-wide strategic objectives established by the Committee and the Board in May 2022, with the resulting amount vesting and paying out in equal installments on the first three anniversaries of the grant date if the service conditions are satisfied. Our named executive officers’ 2022 LTIP target values and resulting RSU and performance-based RSU awards are as follows, with the number of RSUs granted determined by dividing the target value by the $5.00 floor set by the Committee (which was greater than the closing price of our common stock on the grant date):

Named Executive Officer	2022 LTIP Target Value	RSUs Granted	Performance-Based RSUs Granted (Target)
Mr. Heo	$1,000,000	100,000	100,000
Mr. Stockton	500,000	50,000	50,000
Mr. Morvant	100,000	10,000	10,000

In early 2023, the Committee certified the results of the 2022 performance-based RSUs. As noted, the performance metrics for the 2022 performance-based RSUs were the Company’s achievement of certain Company-wide strategic objectives described above, which were established by the Board in May 2022 following the Committee’s recommendation. After review of the Company’s performance relative to these stated objectives for 2022, the Committee determined that 115% of the target award had been earned, which will vest and pay out in equal installments on the first three anniversaries of the grant date if the applicable service conditions are satisfied.

Perquisites

We do not provide our NEOs with any perquisites or personal benefits that are not generally available to our employees.

Post-Employment Compensation

We maintain a retirement plan qualified under Section 401(k) of the Internal Revenue Code that is available to all qualified employees. Our NEOs participate in this retirement plan under the same terms as all eligible employees. In addition, we have historically maintained change of control agreements with our chief executive officer and chief financial officer. We believe that severance protections, when provided in the context of a change of control transaction, can play a valuable role in attracting and retaining key executives. The occurrence, or potential occurrence, of a change of control transaction can create uncertainty regarding the continued employment of these executive officers. This uncertainty occurs because many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during a critical time when their prospects for continued employment following the transaction are often uncertain, we have elected to provide severance benefits if their employment is terminated by the Company without cause or, in limited circumstances, by the executive for good reason in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections in our change of control arrangements.

We do not believe that our executive officers should be entitled to receive severance benefits merely because a change of control transaction occurs. Under the current change of control agreements, the payment of cash severance benefits is only triggered by an actual or constructive termination of employment within 24-months following a change of control (i.e., a “double trigger”). In addition, our long-term incentive awards are “double trigger,” with vesting of the RSUs only accelerating as a result of an actual or constructive termination of employment occurring within a certain period of time following a change of control. In addition, outstanding performance awards, if any, are converted to time-based awards at their target values immediately upon a change of control. This treatment of the equity and performance awards in connection with a change of control applies to all award recipients, not just our NEOs.

These benefits are described below under “Potential Payments upon Termination or Change of Control.”

Executive Compensation Processes and Policies

Committee Processes and Role of Advisors

The Committee typically meets following the end of each calendar year to review the performance of the Company and its executives. At this meeting, all compensation recommendations are made, including recommendations regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of payouts under our annual and long-term incentive programs for completed years and establishment of performance measures and targets for the current year's programs. The Committee has delegated authority to the Company’s chief executive officer to grant incentives pursuant to the terms of the Company’s stock incentive plan to new employees of the Company who are not subject to Section 16 of the Exchange Act, provided the award (1) is made in writing and during an open window period, (2) does not relate to more than 25,000 shares of the Company’s common stock per new hire and no more than 100,000 share of common stock per calendar year, and (3) is reported to the Committee at its next meeting. The Board typically makes compensation decisions based on the Committee’s recommendations at a separate meeting of the Board following the Committee meeting.

The Committee engages an independent compensation consultant as it deems necessary to review and evaluate our compensation practices and policies. During 2018, which was the last time the Committee engaged a consultant, Aon Hewitt provided various executive compensation services to our Committee, including advising our Committee on our annual and long-term incentive programs, selection of an appropriate peer group, evolving industry practices and providing market information and analysis regarding the competitiveness of our program design. Consistent with our Committee’s policy, no compensation consultant providing services to the Committee provides any services to the Company’s management. As required by SEC rules, the Committee assessed the independence of Aon Hewitt and concluded that Aon Hewitt’s work did not raise any conflicts of interest.

Our chief executive officer attends the Committee’s meetings, assists in the Committee’s evaluation of Company and executive officer performance (other than himself), and recommends the specific elements and amounts of compensation to be paid to the executive officers. Our chief executive officer is not present or otherwise involved when the Committee reviews his performance and develops recommendations regarding his compensation.

Clawback Policy

Beginning with the LTIP awards in 2015, the Company included a clawback provision in all of its award agreements enabling the Company to recover a portion or all of the annual and/or long-term incentive compensation granted to an executive or other key employee if the officer or other key employee engaged in grossly negligent or intentional misconduct that (1) required the Company to restate its financial statements and/or (2) resulted in an increase in the amount of incentive compensation that would otherwise be payable to such individual. Additionally, all of our award agreements provide that they are subject to any clawback policies the Company may adopt in the future in order to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company is reviewing its policy and will update it as needed in order to comply with the expanded requirements pursuant to SEC Rule 10D-1 and the pending listing standards to be issued by Nasdaq.

Executive Compensation Tables

As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, we are subject to certain scaled disclosure requirements regarding executive compensation. The table below summarizes the total compensation paid to or earned by our NEOs for fiscal years 2021 and 2022. The amounts represented in the “Stock Awards” column reflect the estimated fair value of the equity awards on the grant date and do not necessarily reflect the income that will ultimately be realized by our NEOs for these awards.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Richard W. Heo President and Chief Executive Officer	2022	$469,099	$--	$886,000	$713,942	$--	$2,069,041
	2021	394,286	500,000	1,169,500	415,000	--	2,478,786
Westley S. Stockton Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2022	334,012	--	443,000	401,098	--	1,178,110
	2021	301,970	300,000	584,750	248,000	--	1,434,720
James L. Morvant Senior Vice President, Fabrication & Services	2022	225,008	--	88,600	197,910	--	511,518
	2021	219,800	--	143,100	135,000	--	497,900

____________________________

(1)
Amounts reflect the aggregate grant date fair value of RSUs granted during the period, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 based on the closing price of our common stock on the grant date. Includes time-based and performance-based (at target levels) RSUs granted under the 2022 LTIP, as described in the table below. With respect to the performance-based RSUs, although the Committee approved both awards effective April 1, 2022 (closing price of $3.86), given that the applicable performance metrics were qualitative in nature, the grant date under ASC Topic 718 with respect to the target portion of the performance-based RSUs did not occur until November 8, 2022 (closing price of $5.00), when the Committee certified that the metrics had been achieved at the target level of performance as of that date. As stated on page 25, in early 2023 the Committee further determined that the final achievement percentage over the entire performance period was 115%. Assuming maximum performance results, the grant date value of the performance-based RSUs would have been $1,000,000 for Mr. Heo, $500,000 for Mr. Stockton and $50,000 for Mr. Morvant.

Named Executive Officer	LTIP – RSUs	LTIP – Performance-Based RSUs
Mr. Heo	$386,000	$500,000
Mr. Stockton	193,000	250,000
Mr. Morvant	38,600	50,000
(2)
Amounts reflect payouts under our AIP. See “Annual Cash Incentives” beginning on page 24 for additional information regarding the structure and payout opportunities under our AIP for 2022.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2022, our NEOs had the following outstanding equity awards:

		Stock Awards(1)
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Vesting Schedule
Richard W. Heo	3/9/2020	66,666	$341,997	100% on March 9, 2023
	5/26/2021	166,666 (2)	854,997	50% on each of May 26, 2023 and 2024
	4/1/2022	215,000 (3)	1,102,950	33% on each of April 1, 2023, 2024 and 2025
Westley S. Stockton	3/9/2020	33,334	171,003	100% on March 9, 2023
	5/26/2021	83,333	427,498	50% on each of May 26, 2023 and 2024
	4/1//2022	107,500 (3)	551,475	33% on each of April 1, 2023, 2024 and 2025
James L. Morvant	3/9/2020	16,667	85,502	100% on March 9, 2023
	5/26/2021	25,000	128,250	50% on each of May 26, 2023 and 2024
	4/1/2022	21,500 (3)	110,295	33% on each of April 1, 2023, 2024 and 2025

___________________________

(1)
Represents outstanding RSUs. Amounts are valued based upon the closing price of our common stock as of December 30, 2022 of $5.13.
(2)
Includes 33,333 cash settled RSUs.
(3)
Amount reflects time-based RSUs and includes additional time-based RSUs received in early 2023 upon the Committee’s certification of 115% achievement of the performance results under the performance-based RSUs approved on April 1, 2022. See the description of the performance-based RSUs on page 25 for more information.

Potential Payments upon Termination or Change of Control

As of December 31, 2022, we were party to a change of control agreement with each of Messrs. Heo and Stockton, providing for severance protections in the event of an actual or constructive termination following a change of control (as defined in the agreements), as described below. The original term of these change of control agreements expires on April 30, 2024, but will automatically extend for successive one-year terms unless either party gives notice to the other of his or its intent not to extend no later than 60 days prior to the expiration date.

Change of Control Agreements—Messrs. Heo and Stockton. As of December 31, 2022, the change of control agreements with Messrs. Heo and Stockton entitled each executive to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreements provided that if, during the 24-month period following a change of control, the Company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, he would receive:

•
any accrued but unpaid salary and a pro-rata bonus (as defined below) for the year in which he was terminated;
•
a lump-sum cash payment equal to 2.5 times (for Mr. Heo) and 2.0 times (for Mr. Stockton) the sum of (a) the executive’s base salary in effect at the time of termination and (b) the executive’s target annual bonus for the year of termination; and
•
a lump-sum payment equal to 18 months of COBRA premiums.

For purposes of the agreements, the pro-rata bonus is calculated as (a) the greater of the average of the annual bonuses received by the executive in the three most recently completed fiscal years immediately preceding the termination date or his target annual bonus for the year of termination, and (b) multiplied by the fraction obtained by dividing the number of days in the year through the termination date by 365. In addition, for purposes of the agreements, a “change of control” will generally have occurred upon:

•
the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Company’s common stock;

•
our incumbent Board and individuals whose election or nomination to serve on our Board was approved by at least two-thirds of our Board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our Board;
•
the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; or
•
approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

No Excise Tax Gross-Ups. We do not provide excise tax gross-up protections in any of our change of control arrangements with our executive officers. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

Award Agreements under the LTIP. The terms of the outstanding awards under our LTIP (which as of December 31, 2022 only included time-based RSUs) generally provide that the subject award will be forfeited if the award recipient terminates employment prior to the vesting of the award, except under certain limited circumstances described below. In addition, a change of control alone will not automatically result in an acceleration of the vesting or payout of outstanding awards (as discussed above).

The following summarizes the effect of a termination of employment under certain scenarios on the outstanding long-term incentives held by our NEOs:

•
Restricted Stock Units – Except in the context of a change of control, upon a recipient’s termination for any reason, all outstanding unvested RSUs will be forfeited. In connection with a change of control, the RSUs will vest in full if the recipient is terminated by the Company without cause or terminates with good reason within one year following the change of control.

The following table quantifies the potential payments to our current NEOs under the contracts, arrangements or plans discussed above, in connection with a termination of employment by the Company without cause or by the NEO with good reason following a change of control, assuming a December 31, 2022, termination date, and where applicable, using the closing price of our common stock of $5.13 (as of December 30, 2022). The table above does not include amounts that may be payable under our 401(k) plan.

Name	Pro-Rata Bonus(1)	Severance Payment	RSUs (Unvested and Accelerated)(2)	Welfare Benefits	Total(3)
Richard W. Heo	$487,000	$2,435,000	$2,299,944	$30,577	$5,252,521
Westley S. Stockton	273,600	1,231,200	1,149,976	30,577	2,685,353
James L. Morvant	--	--	324,047	--	324,047

____________________________

(1)
In addition, Messrs. Heo and Stockton would receive the pro-rata bonus in connection with a termination due to death, disability or retirement following a change of control.
(2)
Although the Committee did not certify the full-year performance results until early 2023, for purposes of this table we have assumed that the full payout amount of the 2022 performance-based RSUs (based on 115% achievement) was outstanding at December 31, 2022.
(3)
As discussed in the narrative preceding the table, pursuant to the terms of each of Mr. Heo and Mr. Stockton’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

Pay Versus Performance

We are providing the following information regarding total compensation for Chief Executive Officer (or “PEO”) and our other NEOs as a group as set forth in the Summary Compensation Table (or “SCT”) for fiscal years 2021 and 2022, the “compensation actually paid” to our NEOs (as determined under SEC rules) and our total shareholder return (our “TSR”) and net income (loss) for those years. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation – Narrative Description of Executive Compensation Program.”

Year	SCT Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average SCT Total for Non-PEO-NEOs(3)	Average Compensation Actually Paid to Non-PEO-NEOs(4)	Value of Initial Fixed $100 Investment Based on Company TSR	Net Income (Loss) ($ in thousands)
2022	$2,069,041	$2,582,655	$844,814	$992,177	$168	$(3,352)
2021	2,478,786	2,777,618	966,310	1,076,199	131	(22,168)

____________________________

(1)
For each fiscal year included in the table, Richard W. Heo served as our PEO.
(2)
The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” to Mr. Heo, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Heo during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments reflected in the table below were made to Mr. Heo’s total compensation for each year reflected in the Summary Compensation Table to determine the CAP values. The valuation assumptions used to calculate the equity award fair values did not materially differ from those disclosed at the time of the applicable grants, except that the performance RSUs are valued based on actual achievement instead of target given that the respective performance periods had ended as of December 31st of each year.

PEO CAP Calculation	2022	2021
SCT Total for PEO	$2,069,041	$2,478,786
Less: Stock Awards Value	(886,000)	(1,169,500)
Plus: Fair Value of Current Year Awards at 12/31	1,102,950	1,203,000
Plus: Change in Fair Value of Prior Year Awards Unvested at 12/31	261,332	158,332
Plus: Change in Fair Value of Prior Year Awards Vesting in Current Year	35,332	107,000
Total CAP	2,582,655	2,777,618
(3)
Our NEOs (other than Mr. Heo) for each fiscal year included in the table were Westley S. Stockton and James L. Morvant. The amounts reported in this column represent the average of the total compensation reported for each named executive officer (excluding Mr. Heo) in the Summary Compensation Table in each applicable year.
(4)
The amounts reported in this column represent the average amount of CAP to the NEOs as a group (excluding Mr. Heo), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments reflected in the table below were made to the average total compensation for the NEOs for each year reflected in the Summary Compensation Table on page 28 to determine the CAP values. The valuation assumptions used to calculate the equity award fair values did not materially differ from those disclosed at the time of applicable grants, except that the performance RSUs are valued based on actual achievement instead of target given that the respective performance periods had ended as of December 31st of each year.

NEO CAP Calculation	2022	2021
Average SCT Total for NEOs	$844,814	$966,310
Less: Average Stock Awards Value	(265,800)	(363,925)
Plus: Average Fair Value of Current Year Awards at 12/31	330,885	375,938
Plus: Average Change in Fair Value of Prior Year Awards Unvested at 12/31	88,667	54,210
Plus: Average Change in Fair Value of Prior Year Awards Vesting in Current Year	(6,389)	43,666
Total CAP	992,177	1,076,199

Relationship between Company Performance and Compensation Actually Paid

We realized an increase in our TSR and improvement to our operating results from 2021 to 2022, with our net loss decreasing from $22.2 million in 2021 to $3.4 million in 2022. Conversely, the CAP for Mr. Heo and average CAP for our other NEOs decreased during the two-year period. A significant portion of the total compensation paid to our executives is equity-based, and accordingly, the values of outstanding equity awards for our NEOs corresponds with the changes in our stock price. While our TSR increased during the relevant periods, the CAP values for our NEOs decreased primarily due to cash and equity-based transaction incentives received by Mr. Heo and Mr. Stockton during 2021 in connection with the Shipyard Transaction.

PROPOSAL 2: Advisory Vote on the Compensation of Our Named Executive Officers

We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act and the rules of the SEC (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement. This disclosure includes the “Narrative Description of Executive Compensation Program” and the executive compensation tables and accompanying narrative disclosures.

At last year’s annual meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our NEOs as disclosed in our proxy statement for the 2022 annual meeting of shareholders. Our shareholders approved the say-on-pay proposal, with more than 91% of the total votes cast voted for the proposal. This year we are again asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of Gulf Island Fabrication, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2023 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our shareholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement—our “Narrative Description of Executive Compensation Program” (including its “Executive Summary”), the executive compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this advisory vote is not binding, our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Although our Board and the Compensation Committee will consider the outcome of the shareholder advisory vote on say-on-pay frequency in proposal 3, we expect the next advisory say-on-pay vote will occur at our 2024 annual meeting. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Corporate Governance; Our Board of Directors and Its Committees—Communications with our Board and Shareholder Engagement.”

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast on the proposal at the 2023 annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For additional information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2023 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. When voting on this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the Company. Our shareholders voted on a similar proposal in 2017 with the majority voting in line with the Board’s recommendation to hold the say-on-pay vote every year. We believe that a vote every year reflects the appropriate time frame for the Compensation Committee and our Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed and to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation. We view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs.

This vote is advisory and not binding on us or our Board in any way. Our Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. Our Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast on the proposal at the 2023 annual meeting. However, because this advisory vote has three possible voting frequency options (every one year, every two years, or every three years), if none of the frequency options receives a majority, the frequency option receiving the greatest number of votes will be considered the frequency recommended by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining).

Our Board unanimously recommends that you vote to hold the advisory vote on executive compensation “EVERY ONE YEAR”.

PROPOSAL 4: Approval of Second Amended and Restated 2015 Stock Incentive Plan

Following the recommendation of our Compensation Committee, our Board unanimously approved, and recommends that our shareholders adopt, the second amended and restated 2015 stock incentive plan (the “Plan”), which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all of the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Background

The Company believes that the adoption of the Plan is essential to our success. The Plan will allow the Company to grant annual stock-based compensation as a part of a competitive overall compensation program. Equity-based awards are a critical component of our program going forward, allowing us to attract, retain and motivate critical talent, and align our employees’ interests with those of our shareholders. Our ability to deliver competitive pay without stock-based compensation would require the replacement of equity awards with cash-based long-term awards that may not necessarily align employee interests with those of our shareholders as effectively as stock-based awards.

Our Current Plan Has Insufficient Shares Available For Grant

We are currently awarding equity incentives under our amended and restated 2015 stock incentive plan as approved by our shareholders in May 2020 (the “Current Plan”), which has approximately 670,726 shares remaining available for future grant under the Current Plan. As such, we do not have sufficient shares available to make long-term incentive grants to our executive officers, key employees and non-employee directors in line with our current grant practices beyond 2024. While the Company could increase cash compensation if it is unable to grant equity incentives, continuing to replace equity awards with cash awards would not only misalign our executive and shareholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business.

Summary of Material Revisions to the Plan

As compared to the Current Plan, the proposed Plan includes the following material changes:

•
increases the authorized shares under the Plan by 1,000,000 from 2,500,000 to 3,500,000;
•
increases the number of shares that may be granted under the Plan to a single individual, other than a non-employee director, from 250,000 to 300,000;
•
increases the number of shares that may be granted without compliance with minimum vesting requirement to 175,000, which is 5% of the total shares available under the Plan as proposed; and
•
extends the term of the Plan from May 22, 2030 to May 18, 2033.

We have a History of Prudent Use of Shares

In determining to adopt the Plan, we considered the following:

•
Share Reserve. The Board has approved the reservation of an additional 1,000,000 shares under the Plan.
•
Burn Rate. The following table provides data on our annual share usage under our equity incentive programs for the last three full fiscal years.

Year Fiscal	Employee RSUs	Employee PSUs	Director RSUs	Total Awards Granted	Shares Outstanding	Annual Burn Rate(1)
2020	470,004	‒	‒	470,004	15,359,000	3.06%
2021	390,750	156,500	‒	547,250	15,622,000	3.50%
2022	240,000	310,000	43,600	593,600	15,973,000	3.72%
Average Three-Year Burn Rate			3.43%

____________________________

(1)
Annual equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the year, assuming maximum potential share payout of the PSUs by (ii) the number of shares outstanding at the end of the applicable year.

•
Expected Duration of the Plan. The Company expects the share reserve under the Plan to provide the Company with enough shares for awards for approximately two years, assuming the Company continues to grant awards consistent with its 2022 grant practices as reflected in the table above, and noting that future circumstances may require the Company to change its current equity grant practices. As the Company cannot predict its future equity grant practices with any degree of certainty at this time, the share reserve under the Plan could last for a shorter or longer time.
•
Dilution. In fiscal years 2020, 2021 and 2022, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the sum of the number of shares outstanding at the end of the fiscal year plus the sum of (1) above) was 13%, 11% and 9%, respectively. Upon adoption of the Plan, the Company expects its overhang to be approximately 14%.

In light of the factors described above, the Board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Plan

The Plan has a number of provisions that the Company believes are consistent with best practices in equity compensation, protect shareholder interests and promote effective corporate governance, including the following:

•
Shareholder Approval is Required for Additional Shares and Other Material Amendments. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a limited number of shares, and shareholder approval is required to increase the maximum number of shares of common stock that may be issued under the Plan. In addition, other material amendments to the Plan require shareholder approval.
•
No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights (“SARs”) will have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date the stock option or SAR is granted; although discount stock options and SARs may be granted in the event such awards are assumed or substituted in connection with certain corporate transactions. For purposes of equity awards, the Company generally defines fair market value as the closing sale price of a share of our common stock on the stock exchange or national market system on which our common stock is listed on such date or, if no sale occurred on the date in question, the closing sale price for a share of our common stock on the last preceding date for which such quotation exists. The closing sale price for a share of our common stock on the NASDAQ, on March 30, 2023 was $3.55.
•
Administration by Independent Directors. Awards under the Plan are administered by the Compensation Committee, which is an independent committee of our Board.
•
No Automatic Single-Trigger Vesting of Awards. The Plan does not provide for automatic “single-trigger” accelerated vesting upon a change of control.
•
Limitations on Dividend Payments. Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met. Further, participants holding stock option or SARs do not receive dividend equivalents for any period prior to the exercise of the award.
•
Limitations on Grants. Individual limits on awards granted to any participant pursuant to the Plan during any calendar year apply as follows: (i) except for outside directors, a maximum of 300,000 shares of common stock may be subject to awards granted to a participant; (ii) with respect to outside directors, a maximum of 25,000 shares of common stock may be subject to awards; and (iii) a maximum of $3,000,000 for other stock-based awards valued in dollars may be granted to a participant. The share amounts may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.
•
No Repricing of Awards. Stock options and SARs may not be repriced, replaced or regranted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
•
No Liberal Share Counting. The Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares covered by, but not issued in settlement of, stock-settled SARs, shares delivered or withheld to satisfy a tax withholding obligation, or shares repurchased on the open market with option proceeds).
•
Minimum Vesting Conditions. All awards are subject to a minimum three-year vesting requirement, except that (i) up to 175,000 shares (5% of the total shares available under the Plan) may be granted without compliance with this minimum vesting condition, and (ii) for awards subject to performance vesting conditions, a one-year vesting period is permitted.
•
Clawback of Awards. All awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any award or the receipt or resale of any shares underlying the award) will be subject to the Company’s clawback policy implemented to comply with applicable laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such a clawback policy or the award agreement.

Other Company policies that help align the interests of our directors and executive officers with those of our shareholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Corporate Governance; Our Board of Directors and Its Committees – Director and Executive Officer Stock Ownership Guidelines” and “Executive Compensation – Compensation Discussion and Analysis”.

Summary of the Second Amended and Restated 2015 Stock Incentive Plan

Administration. The Compensation Committee of our Board will have plenary authority to administer the Plan and has authority to make awards under the Plan and to set the terms of the awards, including but not limited to the to (i) determine the persons to whom awards will be granted and the time at which such awards will be granted; (ii) determine the terms, provisions, and conditions of awards (including, if applicable, the number of shares of common stock covered by an award), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding awards; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (iv) establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate; (v) resolve all questions of interpretation or application of the Plan or awards granted under the Plan; and (vi) make any other determination that it believes necessary or advisable for the proper administration of the Plan.

References herein to the “Committee” in this proposal refer to the Compensation Committee. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate officers of the Company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Eligible Participants. Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive awards under the Plan when designated by the Committee. We currently have five executive officers and six non-employee directors eligible to receive awards under the Plan. In addition, while all employees are eligible to participate in the Plan, we anticipate that approximately ten other employees will be selected to receive awards under the Plan, many of whom have received previous awards under our long-term incentive plans.

Awards. Awards under the Plan may be granted in any one or a combination of the following forms:

•
for officers and employees only, incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);
•
non-qualified stock options;
•
restricted stock;
•
restricted stock units (“RSUs”);
•
SARs; and
•
other stock-based awards.

Authorized Shares. The Plan authorizes the issuance of up to 3,500,000 shares of common stock. Shares issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

Term of the Plan. No awards may be granted under the Plan after May 18, 2033.

Limitations and Adjustments to Shares Issuable Through the Plan. Subject to adjustment in the Plan, the following additional limitations are imposed under the Plan:

•
The maximum number of shares of common stock that may be issued upon exercise of stock options intended to qualify as ISOs shall be 3,500,000 shares.
•
The maximum number of shares of common stock (including stock options and SARs) that may be granted to any one officer, employee, consultant, or advisor during any one calendar year shall be 300,000, except that each director who is not an employee of the Company may be granted awards with respect to no more than 25,000 shares per fiscal year.
•
The maximum value of an other stock-based award that is valued in dollars rather than in shares of common stock (whether or not paid in common stock) scheduled to be paid out to any one officer, employee, consultant, or advisor during any one calendar year shall be $3,000,000.

Any shares of common stock subject to an award that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, shares subject to an award under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (i) tendered in payment of the exercise price of a stock option; (ii) covered by, but not issued upon settlement of, stock-settled SARs; (iii) delivered to, or withheld by, the Company to satisfy any tax withholding obligation, or (iv) purchased on the open market with option proceeds. If an award, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such award shall have no impact on the number of shares available for grant under the Plan.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the common stock, the number of shares of common stock then subject to the Plan, including shares subject to outstanding awards, and any and all other limitations provided in the Plan limiting the number of shares of common stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of common stock. In the event of any such adjustments, the price of any option, the base price of any SAR and the performance objectives of any award shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

Minimum Vesting Requirements. Except as otherwise provided in the Plan, all awards granted under the Plan must be made subject to a minimum three-year vesting period, with incremental vesting of portions of the award during such three-year period permitted (provided no portion of the award becomes vested or exercisable prior to the first anniversary of the grant). This minimum vesting requirement does not apply to awards with respect to 175,000 shares, representing 5% of the total shares authorized under the Plan. In addition, if vesting of restricted stock, RSUs or other stock-based awards is subject to attainment of performance goals, a minimum vesting period of one-year is permitted.

Amendments to the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that shareholder approval is required for any amendment that would:

•
materially increase the benefits accruing to participants;
•
materially increase the number of shares of common stock that may be issued through the Plan;
•
materially expand the classes of persons eligible to participate in the Plan;
•
expand the types of awards available for grant;
•
materially extend the term of the Plan;
•
reduce the price at which common stock may be offered through the Plan; or
•
permit the repricing of a stock option or SAR.

Types of Awards. Each of the types of awards that may be granted under the Plan is described below:

•
Stock Options. The Committee may grant non-qualified stock options or ISOs to purchase shares of our common stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the Committee will determine the time or times that the options become exercisable, provided that options are subject to the minimum vesting requirement and exception described above. The term of an option will also be determined by the Committee, but may not exceed ten years from the date of the grant. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.
•
Stock Appreciation Rights. A SAR is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The Committee will determine the exercise price used to measure share appreciation, provided that the exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for a SAR granted in substitution of an outstanding award in an acquisition transaction. In addition, the Committee will determine whether the right may be paid in cash, shares of common stock, or a combination of the two, and the number and term of SARs, provided that the term of a SAR may not exceed ten years from the date of grant. SARs are subject to the minimum vesting requirement and exception described above. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.
•
Restricted Stock. Shares of common stock may be granted by the Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares, including the right to receive dividends if provided for in the agreement. Notwithstanding the previous sentence, if the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock will be subject to attainment of the performance goals as applicable to the underlying shares of restricted stock.
•
Restricted Stock Units. An RSU represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock. All RSUs will be subject to such restrictions as the Committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs shall have no rights of a shareholder as to such units until such time as shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights; provided, however, that if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs will be subject to the attainment of the performance goals applicable to the underlying RSUs.
•
Other Stock-Based Awards. The Plan also permits the Committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements, provided that the minimum vesting requirements described above are satisfied. Other stock-based awards may be granted with dividend equivalent rights; provided, however, that if the vesting of the award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the award will be subject to the attainment of the performance goals applicable to the underlying award.

Clawback. The Plan also provides that each award agreement shall contain a provision permitting the Company to recover any award granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the award and the award recipient is determined to be responsible, in whole or in part, for the reason for the restatement, or (ii) if the award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the resulting rules issued by the SEC and NASDAQ thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

Prohibition of Repricing. Except for adjustments or actions permitted to be taken by the Committee in the event of a change of control under the Plan, unless approved by the shareholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, RSUs, an Other Stock-Based Award, a cash payment or common stock.

Termination of Employment. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, or retirement, any awards may be exercised, shall vest or shall expire at such times as may be determined by the committee and provided in the incentive agreement.

Change of Control. If there has been a change of control of the Company, as defined in the Plan, and within one year following the change of control a participant’s employment is terminated by the Company without cause or by the participant with good reason (as such terms are defined in the Plan), all outstanding awards granted to the participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any awards shall lapse, and all performance criteria and other conditions relating to the payment of awards shall be deemed to be achieved or waived at the target level by the Company without the necessity of action by any person.

In addition, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding awards. Within certain time periods and under certain conditions, the Committee may:

•
require that all exercisable awards be exercised by a certain date;
•
require the surrender to the Company of some or all exercisable awards in exchange for a stock or cash payment for each award equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price;
•
make any equitable adjustment to outstanding awards as the Committee deems necessary to reflect our corporate changes; or
•
provide that an award shall become an award relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

Transferability of Awards. Awards under the Plan may not be transferred, pledged, assigned or otherwise encumbered by a participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) if permitted by the Committee, pursuant to a domestic relations order, as defined in the Code; or (iv) as to options only, if permitted by the Committee and so provided in the relevant incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the Company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld or such other rate approved by the committee. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income. An employee generally will not recognize any income upon the exercise of any ISO, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to the Company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will generally not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Stock-Based Awards. Generally, a participant who is granted any other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Deferral Permitted. Payment of an award may be deferred at the option of the participant if permitted in the incentive agreement. Any deferral arrangements shall comply with Section 409A of the Code.

Tax Consequences of a Change of Control. If, upon a change of control of the Company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits

Awards under the Plan are subject to the discretion of the Committee and no determinations have been made by the Committee as to any awards that may be granted pursuant to the Plan for 2023. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan. However, during 2022, the Committee approved the following awards under the Current Plan to the individuals and groups described in the table below.

Name and Position/Group	Number of PSUs(1)	Number of RSUs
Richard W. Heo – President and Chief Executive Officer	100,000	100,000
Westley S. Stockton – Executive Vice President, Chief Financial Officer, Treasurer and Secretary	50,000	50,000
Jamie L. Morvant – Senior Vice President – Operations	10,000	10,000
Executive Officer Group(2)	180,000	180,000
Non-Executive Director Group	--	43,600
Non-Executive Officer Employee Group	--	60,000

___________________________

(1)
PSUs are reflected at the target payout amount, and up to 200% of the target could be earned based on performance results. For Mr. Heo, any payout in excess of 150% of target would have been payable in cash-settled RSUs. As reported above, the performance metrics under the 2022 PSUs were determined to be achieved at 115% of target.
(2)
Includes the awards granted to our NEOs.

Certain tables above, under “Executive Compensation – Executive Compensation Tables,” including the Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards at Fiscal Year-End, and Stock Vested table set forth information with respect to prior awards granted to our NEOs under other prior stock incentive plans.

Equity Compensation Plan Information

The following table presents information as of December 31, 2022, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation. All of our outstanding equity compensation plans were previously approved by our shareholders.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)
Equity Compensation plans approved by security holders	$865,267	(1)	$ N/A	$670,726
Equity Compensation plans not approved by security holders	N/A		N/A	N/A
Total	865,267	(1)	N/A	670,726

___________________________

(1)
Represents shares issuable upon the vesting of outstanding RSUs. These awards are not reflected in column (b) as they do not have an exercise price.
(2)
Reflects shares remaining available for future issuance to our employees and non-employees under the Current Plan., all of which could be issued pursuant to awards of stock options, SARs, restricted stock, RSUs or “other stock-based awards.”

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For more information on the voting requirements, see “Questions and Answers about the 2023 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the adoption of the second amended and restated 2015 stock incentive plan.

Audit Committee Report

The Audit Committee of the Company is composed of five directors and operates under a written charter adopted by the Board, which is posted at www.gulfisland.com under “Investors—Governance—Governance Documents.” The current members of the Audit Committee, Michael J. Keeffe (Chair), Robert M. Averick, Murray W. Burns, William E. Chiles and Cheryl D. Richard, are independent as such term is defined under the NASDAQ listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for monitoring the financial reporting process but is not responsible for preparing the Company’s financial statements or auditing those financial statements. Those are the responsibilities of management of the Company and the Company’s independent registered public accounting firm, respectively.

During 2022, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and RSM US LLP (“RSM”) (the Company’s outsourced internal auditors) management’s report on internal control over financial reporting, which is included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Appointment of the Company’s Independent Registered Public Accounting Firm; Financial Statement Review

In accordance with the Audit Committee’s charter, the Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2022. The Audit Committee has reviewed and discussed the Company’s audited financial statements for 2022 with management and E&Y. Management represented to the Audit Committee that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and E&Y provided an audit opinion to the same effect.

The Audit Committee has received from E&Y the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with E&Y its independence from the Company and management. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee discussed with E&Y the overall scope and plans for its audit, and the Audit Committee has met with E&Y and management to discuss the results of E&Y’s examination, E&Y’s understanding and evaluation of the Company’s internal controls as E&Y considered necessary to support its opinion on the financial statements for 2022, and various factors affecting the overall quality of accounting principles applied in the Company’s 2022 financial statements.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Internal Audit

The Audit Committee also reviews the Company’s outsourced internal audit function, and discusses with RSM the scope of their audit plan, and has met with RSM to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the Company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. RSM was also given the opportunity to meet with the Audit Committee without management being present to discuss these matters.

Dated: April 3, 2023

The Audit Committee:

Michael J. Keeffe, Chair	Robert M. Averick	Murray W. Burns	William E. Chiles	Cheryl D. Richard

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table summarizes fees for services provided by our independent registered public accounting firm, E&Y, for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$595,000	$469,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$595,000	$469,000

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost estimate. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee in increments of $10,000. In addition, if fees for any pre-approved service exceed the previously approved cost estimate, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee.

At each regularly-scheduled Audit Committee meeting, management updates the Audit Committee on the scope and anticipated cost of any service pre-approved by the Audit Committee since the last meeting of the Audit Committee, as well as the projected fees for each service or group of services being provided by our independent registered public accounting firm.

Each service provided by our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC rules.

PROPOSAL 5: Ratification of The Appointment of Our Independent Registered Public Accounting Firm For 2023

E&Y has served as our independent registered public accounting firm providing auditing and financial services since their engagement in 1997. In February 2023, the Audit Committee appointed E&Y to serve as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. Although we are not required to seek shareholder approval of this appointment, we have elected to do so. No determination has been made as to what action the Audit Committee and our Board would take if our shareholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of E&Y will be present at the 2023 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For more information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2023 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm for 2023.

Certain Transactions

In accordance with the provisions of our Audit Committee Charter and Corporate Governance Guidelines, any transaction which would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved, or ratified, on an ongoing basis by the Audit Committee of our Board. No related party transactions reportable under Item 404 of Regulation S-K have taken place since January 1, 2022, and none are currently proposed.

Stock Ownership

The following table sets forth, as of March 30, 2023, certain information regarding beneficial ownership of shares of our common stock by (1) each of our current directors and director nominees, (2) each of our named executive officers, (3) all of our current directors and executive officers as a group, and (4) each of our other shareholders known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares of our common stock. The information presented below is based on filings with the SEC and/or information furnished to us by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock (2)
Current Directors, Director Nominees and Named Executive Officers:
Robert M. Averick	1,811,894	(3)	11.3%
Murray W. Burns	28,280		*
William E. Chiles	21,154		*
Michael J. Keeffe	15,089		*
Cheryl D. Richard	4,125		*
Jay R. Troger	‒		*
Richard W. Heo (4)	576,247		*
Westley S. Stockton (4)	311,194		*
James L. Morvant (4)	59,884		*
All current directors and executive officers of the Company as a group (10 persons)(5)	2,869,258		17.9%
Greater Than 5% Shareholders:
First Wilshire Securities Management, Inc. (6)	1,053,199	(7)	6.6%
Piton Capital Partners, LLC (8)	1,811,894	(3)	11.3%
Solas Capital Management, LLC (9)	881,717	(10)	5.5%
Wax Asset Management, LLC (11)	1,849,031	(12)	11.5%

___________________________

* Less than 1%

(1)
Includes shares issuable upon the vesting of RSUs within 60 days of March 30, 2023.
(2)
Based on 16,054,695 shares of our common stock outstanding as of March 30, 2023.
(3)
Based on information contained in the Schedule 13D filed on March 22, 2018, as amended on April 6, 2018, April 25, 2018, November 6, 2018, February 27, 2020, March 18, 2020 and May 24, 2021, by Piton Capital Partners, LLC (“Piton Capital”), an investment vehicle formed for the benefit of a single family and certain “key employees” (as defined in Investment Advisers Act Rule 202(a)(11)(G)-1), voting and dispositive power with respect to the shares of our common stock held by Piton Capital is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of common stock held by Piton Capital are directed by Robert Averick, one of the director nominees, who is an employee of Kokino, LLC and the portfolio manager of Piton Capital's investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported.
(4)
Includes the following unvested RSUs that will vest within 60 days: 138,333 RSUs for Mr. Heo, 77,500 RSUs for Mr. Stockton and 19,667 RSUs for Mr. Morvant.
(5)
Includes our current directors and executive officers (including Messrs. Smouse and Oubre) but excludes Mr. Troger who is a director nominee.
(6)
The address of First Wilshire Securities Management, Inc. (“FWSM”) is 1214 East Green Street, Suite 104, Pasadena, California 91106.
(7)
Based on information contained in the amended Schedule 13G filed with the SEC on February 15, 2023, by FWSM. FWSM has (i) sole voting power with respect to 347,468 shares of our common stock and (ii) sole dispositive power with respect to all of the 1,053,199 shares of our common stock. FWSM does not report any shared voting power with respect to shares of our common stock.
(8)
The address of Piton Capital is 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut, 06901.
(9)
The address of Solas Capital Management, LLC (“Solas Capital”) is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(10)
Based on information contained in the Schedule 13G filed on February 14, 2023 by Solas Capital, an investment adviser that is registered under the Investment Advisors Act of 1940. Solas Capital serves as the investment manager to two private funds ("Funds") and as sub-advisor to another private fund ("Other Fund"), which hold securities for the benefit of their investors, and Mr. Frederick Tucker Golden, is the Portfolio Manager of Solas Capital. By virtue of these relationships, Solas Capital and Mr. Golden may be deemed to share voting and dispositive power with respect to all of the shares reported by Solas Capital.
(11)
The address of Wax Asset Management, LLC (“Wax Asset Management”) is 44 Cherry Lane, Madison, Connecticut, 06443.
(12)
Based on information contained in the amended Schedule 13G filed with the SEC on July 1, 2022, by Wax Asset Management. Wax Asset Management does not report any shared voting or dispositive power with respect to any of the shares of our common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of Company stock with the SEC. Based solely on our review of such reports as filed with the SEC and written representations from our officers and directors that no other reports were required for those persons, we believe that all of our officers, directors and greater than 10% shareholders timely complied with the filing requirements applicable to such persons for the year ended December 31, 2022, except that Mr. Morvant inadvertently failed to timely report a transaction completed on May 8, 2022, which was subsequently reported on a Form 4 filed on December 14, 2022.

Questions and Answers about the 2023 Annual Meeting and Voting

Why am I receiving this proxy statement?

Our Board, on behalf of the Company, is soliciting your proxy to vote at the 2023 annual meeting and at any adjournment thereof because you owned shares of our common stock at the close of business on March 30, 2023, the record date for determining shareholders entitled to vote at the 2023 annual meeting. The proxy statement, along with a proxy card, and our 2022 annual report are being mailed to shareholders on or about April 14, 2023. We have also made these materials available to you on the Internet at www.gulfisland.com/eproxy. This proxy statement summarizes the information you need to know in order to cast your vote and join and participate at the annual meeting. However, you do not need to join the 2023 annual meeting to submit your proxy and vote your shares of our common stock.

When and where will the annual meeting be held?

The 2023 annual meeting will be a virtual meeting of shareholders conducted exclusively via a live audio webcast, accessible at https://web.lumiagm.com/266826102. Although no physical in-person meeting will be held, we have designed the format of this year’s virtual annual meeting to ensure that our shareholders who join the virtual annual meeting in such capacity will be afforded similar rights and opportunities to participate as they would at an in-person meeting. Shareholders will be able to submit questions online before and during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company. Please see the question below titled “How can I submit questions pertinent to meeting matters?”

The 2023 annual meeting will begin promptly at 9:00 a.m., Central Time, on Thursday, May 18, 2023. Online access to the audio webcast will open 30 minutes prior to the start of the 2023 annual meeting. You are encouraged to access the 2023 annual meeting prior to the start time to allow ample time to login and test your computer systems. To obtain additional instructions for joining as a guest or participating and voting as a shareholder at the 2023 annual meeting, please contact Bryan Anderson at AST at (718) 921-8300 ext. 6457 or (347) 461-6326.

Will I be counted as present for purposes of a quorum if I login to the meeting website as a shareholder to join the 2023 annual meeting?

Yes. You will be deemed present at the annual meeting if you login to the meeting website as a shareholder using your control number shown on your proxy card. If you are a beneficial owner you will need to register in advance to receive a control number in order login to the meeting website as a shareholder to be able to participate in the meeting and be deemed present for purposes of a quorum. For additional information on how a record holder can login on the meeting website and how a beneficial owner can register in advance, see the question below titled “How can I join and participate in the 2023 annual meeting?”. If you cannot locate your proxy card or did not register in advance but would still like to join the 2023 annual meeting, you can do so as a guest. Guests will not count toward a quorum for the 2023 annual meeting (and will not be allowed to vote or submit questions at the annual meeting).

How can I join and participate in the 2023 annual meeting?

While any of our shareholders can join the 2023 annual meeting as a guest, to participate in the 2023 annual meeting (i.e., vote, view the list of shareholders of record and submit questions), you must have been a shareholder of record of the Company at the close of business on the record date (or have been a beneficial owner as of the record date and you register in advance in accordance with the instructions below).

Shareholders of Record

If you were a shareholder of record (i.e., you hold your shares registered in your name through our transfer agent, AST) at the close of business on the record date, you can join and participate (including cast your vote, view the list of shareholders of record and submit questions) at the 2023 annual meeting, by accessing https://web.lumiagm.com/266826102 and selecting “I have a Control Number”. Enter your control number shown on the proxy card and the password, which is: gulf2023 (password is case sensitive). If you cannot locate your proxy card but would still like to join the 2023 annual meeting, you can request your control number by contacting Bryan Anderson at AST at (718) 921-8300 ext. 6457 or (347) 461-6326 on or before 11:59 p.m. Central Time on May 15, 2023, or you can join as a guest by selecting “General Access.” Guests will not be allowed to vote or submit questions at the annual meeting.

Beneficial Owners

If your shares of our common stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares (i.e., you are a beneficial owner, as defined below), you must register online in advance to participate in the 2023 annual meeting.

To register online in advance, you must first obtain a legal proxy reflecting the number of shares of our common stock you held as of the record date, your name and email address from your bank, broker, trustee or other nominee. Note that it can take up to two weeks to obtain a legal proxy from your broker, bank, trustee or other nominee. Beneficial owners interested in participating in the 2023 annual meeting should follow the instructions from your broker, bank, trustee or other nominee included with your voting instruction form or contact your broker, bank, trustee or other nominee to request a legal proxy.

Once you have received a legal proxy from your bank, broker, trustee or other nominee, please send a copy of it, along with your email address, to our transfer agent, AST by (1) email to proxy@astfinancial.com, with “Legal Proxy” noted in the subject line, (2) facsimile to (718) 765-8730 or (3) mail to American Stock Transfer & Trust Company, LLC, ATTN: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219.

Please note that the voting instruction form you received with the proxy statement or any subsequent materials from your bank, broker, trustee or other nominee with respect to the 2023 annual meeting is not a legal proxy. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf. You will be responsible for voting your shares and will be able to vote prior to or at the 2023 annual meeting as described above for “Shareholders of Record”.

Requests for registration must be received by AST no later than 5:00 p.m., Eastern Time, on May 11, 2023. Upon receipt of your valid legal proxy, AST will provide you with a control number by email. Once provided, you can join and participate in the 2023 annual meeting by accessing https://web.lumiagm.com/266826102 and selecting “I have a Control Number.” Enter the control number provided by AST and the password, which is: gulf2023 (password is case sensitive). If you did not submit a legal proxy to receive a control number but would still like to join the 2023 annual meeting, you can join as a guest by selecting “General Access.” Guests will not be allowed to vote or submit questions at the 2023 annual meeting.

How can I submit questions pertinent to meeting matters?

You can submit questions pertinent to meeting matters at the 2023 annual meeting only if you were a shareholder of record of the Company at the close of business on the record date, or if you were a beneficial owner as of the record date and you registered in advance in accordance with the instructions in the question above titled “How can I join and participate in the virtual annual meeting?”

You may submit questions in advance of the 2023 annual meeting by emailing your questions, along with proof of ownership, to rheo@gulfisland.com, no later than 5:00 p.m., Central Time, on Wednesday, May 17,

2023. You may also submit questions during the 2023 annual meeting. If you wish to submit a question during the 2023 annual meeting, you may log into the 2023 annual meeting website at https://web.lumiagm.com/266826102 beginning 30 minutes prior to the start of the 2023 annual meeting and submit questions online at any point prior to adjournment of the meeting. To submit a question, you will need your control number found on your proxy card and the meeting password, which is: gulf2023 (password is case sensitive). Once past the login screen, click on the Messaging icon at the top of the screen to submit your question. In accordance with the rules of procedure for the 2023 annual meeting available at www.gulfisland.com/eproxy, only questions pertinent to meeting matters will be answered, subject to time constraints. Consistent with past practice and as provided in the rules of procedure for the 2023 annual meeting, the question and answer period will be limited to a total of 30 minutes. We recommend that you submit your questions in advance of the 2023 annual meeting to make the most efficient use of the allotted time. Any questions that cannot be answered due to time constraints can be submitted to the Company by email to rheo@gulfisland.com.

Where and when will the list of shareholders of record, agenda and rules of procedures for the 2023 annual meeting be available?

We will make the agenda and rules of procedure for the 2023 annual meeting (which are typically available at the annual meetings) available at least one week prior to the meeting on our website at www.gulfisland.com/eproxy. We encourage you to review prior to the 2023 annual meeting all related materials that we have made available on our website. In addition, the agenda and rules of procedure for the 2023 annual meeting will be made available during the meeting on the meeting website.

Consistent with past practice and as required by state law, we will make a list of shareholders of record as of the record date available for inspection by shareholders of record for any purpose germane to the 2023 annual meeting from April 4, 2023 through May 17, 2023 during normal business hours at our headquarters located at 2170 Buckthorne Place, Suite 420, The Woodlands, Texas. We request that you contact us in advance by phone at (713) 714-6100 or by email at rheo@gulfisland.com to confirm someone will be present to assist you. The list will also be available to you during the live audio webcast of the 2023 annual meeting on May 18, 2023 by following the instructions on the Company’s website at www.gulfisland.com/eproxy.

What if I have technical difficulties or trouble accessing the virtual annual meeting?

If you encounter any technical difficulties accessing the virtual annual meeting, please call (718) 921-8300 ext. 6457 or (347) 461-6326.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2023 annual meeting, whether or not you attend the meeting. By marking, signing, dating and returning the proxy card, or by submitting your proxy and voting instructions online, you are authorizing the persons named as proxies on the enclosed proxy card to vote your shares of our common stock at the 2023 annual meeting.

On what matters will I be voting? How does the Board of Directors recommend that I cast my vote?

At the 2023 annual meeting, our shareholders will be asked to (1) elect each of the seven director nominees named in this proxy statement, (2) approve, on an advisory basis, the compensation of our named executive officers, (3) approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, (4) approve our second amended and restated 2015 stock incentive plan, (5) ratify the appointment of our independent registered public accounting firm for 2023, and (6) consider any other matter that properly comes before the 2023 annual meeting.

Proposal	Board Recommendations
1. Election of each of the seven director nominees named herein	FOR
2. Advisory vote to approve the compensation of our named executive officers	FOR
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	EVERY ONE YEAR
4. Approval of our second amended and restated 2015 stock incentive plan	FOR
5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	FOR

We do not expect any matters to be presented for action at the 2023 annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions online, you will give to the persons named as proxies on the enclosed proxy card discretionary voting authority with respect to any matter that may properly come before the 2023 annual meeting about which we did not have proper advance notice as required by our by-laws. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 30, 2023, the record date for determining the shareholders entitled to vote at the 2023 annual meeting.

How many shares are eligible to be voted?

As of the record date, we had 16,054,695 shares of our common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the 2023 annual meeting?

Under Louisiana law and our by-laws, the presence in person (including by means of remote communication such as virtually) or by proxy of a majority of the shares issued and outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the 2023 annual meeting. As of the record date, 8,027,348 shares constitute a majority of our outstanding stock entitled to vote at the 2023 annual meeting. The inspector of elections will determine whether a quorum is present at the 2023 annual meeting.

If you are a beneficial owner (as defined below) of shares of our common stock and your bank, broker, trustee or other nominee submits a proxy with respect to your shares on the discretionary proposal (as defined below), your shares of our common stock will be counted as present at the 2023 annual meeting for purposes of determining whether a quorum exists (whether or not you instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals). In addition, if you are a shareholder of record present at the 2023 virtual annual meeting, including being deemed present in person by logging into the meeting, or by proxy, your shares of our common stock will be counted as present at the 2023 annual meeting for purposes of determining whether a quorum exists, whether or not you abstain from voting on any or all of the proposals. Guests will not count towards the quorum.

How do I vote? What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, AST, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials have been mailed to such shareholders of record by us. You may submit your proxy and voting instructions by using any of the methods below.

•
Submit Your Proxy and Voting Instructions online at www.voteproxy.com:
o
Submit your proxy and voting instructions online 24 hours a day, seven days a week through the close of voting at the virtual annual meeting on Thursday, May 18, 2023.
o
Please have your proxy card available and follow the instructions on the proxy card to submit your proxy and voting instructions online. You will need to have the control number that appears on your proxy card available.
•
Submit Your Proxy and Voting Instructions by Mail:
o
Mark, sign and date your proxy card and return it in the prepaid envelope provided.
•
Vote at the 2023 Annual Meeting:
o
Vote during the meeting by clicking on the “Proxy Voting Site” button at the left of the webcast screen and following the instructions provided on the virtual meeting platform. You will need to have the control number that appears on your proxy card available.

If you return the enclosed proxy card, your proxy authorizes each of Richard W. Heo, our Chief Executive Officer, and Westley S. Stockton, our Chief Financial Officer, to act as your proxies at the 2023 annual meeting and at any adjournment of such meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable. The proxies will vote your shares of our common stock at the 2023 annual meeting as instructed by the latest dated proxy received from you, whether submitted online or by mail. You will give to the proxies discretionary voting authority with respect to any matter that may properly come before the 2023 annual meeting about which we did not have proper advance notice as required by our by-laws.

Beneficial Owners of the Shares Held in Street Name

If your shares of our common stock are held by a bank, broker, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to such beneficial owners by the bank, broker, trustee or other nominee that holds your shares of our common stock. The bank, broker, trustee or other nominee is considered, with respect to those shares, the shareholder of record.

•
Voting Instruction Card: You should receive a voting instruction card from your bank, broker, trustee or other nominee. The availability of submitting voting instructions online or by telephone or mail for beneficial owners will depend on the voting processes of your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee how to vote your shares by marking and returning the voting instruction card included in their mailing or by following the instructions you received from your bank, broker, trustee or other nominee.
•
Vote at the 2023 Annual Meeting: If you are a beneficial owner of shares of our common stock and you plan to join the 2023 annual meeting and vote the shares of our common stock beneficially owned by you, please see the question above titled “How can I join and participate in the 2023 annual meeting?” for information on how to register in advance.

What happens if I don’t provide voting instructions for a proposal? What is a broker non-vote?

Shareholders of Record

If you are a shareholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

Beneficial Owners

If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote. Applicable rules determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If a proposal is determined to be non-discretionary, the applicable rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you.

A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because the proposal is non-discretionary (thus, the applicable rules do not provide discretionary authority to vote on the matter) and the bank, broker, trustee or other nominee has not received voting instructions from the beneficial owner. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted and a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Which proposals are considered “discretionary” and which are considered “non-discretionary”?

The classification of each proposal as discretionary or non-discretionary under the applicable rules is below. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted by the record holder with respect to the discretionary proposal (i.e., ratification of the appointment of our independent registered public accounting firm); however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to the non-discretionary proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Proposal	Classification under Applicable Rules
1. Election of each of the seven director nominees named in this proxy statement	Non-discretionary
2. Advisory vote to approve the compensation of our named executive officers	Non-discretionary
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	Non-discretionary
4. Approval our second amended and restated 2015 stock incentive plan	Non-discretionary
5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	Discretionary(1)

______________________________

(1)
Note that many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received

What vote is required to approve each item?

The votes required for the approval of each proposal are listed below. Generally, all matters properly brought before the 2023 annual meeting for a vote of shareholders will be decided by a majority of the votes cast (which means that the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal).

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of each of the seven director nominees named herein	For, against or abstain for each director nominee	Majority of votes cast for each director nominee(1)	No effect	No effect
2. Advisory vote to approve the compensation of our named executive officers	For, against or abstain	Majority of votes cast	No effect	No effect
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	One year, two years, three years or abstain	Majority of votes cast(2)	No effect	No effect
4. Approval of our second amended and restated 2015 stock incentive plan	For, against or abstain	Majority of votes cast	No effect	No effect
5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	For, against or abstain	Majority of votes cast	No effect	N/A(3)

______________________________

(1)
Our director resignation policy requires that in the event an incumbent director nominee has received less than a majority of affirmative votes in an uncontested election, the incumbent director must provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject. In the event that the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by the plurality of the votes cast at the 2023 annual meeting. “Plurality of votes cast” means that the director nominee receiving the most votes at the meeting will be elected to the Board.
(2)
Because this advisory vote has three possible frequency voting options, if none of the frequency options receive a majority, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders.
(3)
Because banks, brokers, trustees and other nominees will have discretionary authority with respect to Proposal 5 there should no broker non-votes for this item; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. Broker non-votes, if any, on Proposal 5 will have no effect.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. A proxy submitted by a shareholder of record or a beneficial owner with a legal proxy may be revoked or changed at any time before it is exercised by delivering to our Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by joining the 2023 annual meeting as a shareholder with such shareholder’s control number and voting at the meeting in accordance with the instructions in these proxy materials, unless (1) the appointment form or electronic transmission appointing the proxy states that the proxy is irrevocable and (2) the appointment is coupled with an interest. Joining the 2023 annual meeting will not be enough to revoke the proxy of a shareholder of record or a beneficial owner with a legal proxy. Beneficial owners without a legal proxy must contact their bank, broker, trustee or other nominee for instructions on how to revoke or change their voting instructions.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the 2023 annual meeting. We will request banks, brokers, trustees or other nominees that hold shares of our common stock beneficially owned by others to send these proxy materials to, and obtain voting instructions from, the beneficial owners and will reimburse such banks, brokers, trustees or other nominees for related reasonable expenses. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be decided at the 2023 annual meeting?

Our Board does not expect to bring any other matter before the 2023 annual meeting, and it is not aware of any other matter that may be considered at the 2023 annual meeting. In addition, the time has passed for any shareholder to properly bring a matter before the 2023 annual meeting in accordance with our advance notice provision in our by-laws or the relevant rules of the SEC. However, the proxy provided by the enclosed proxy card will, confer discretionary authority with respect to any matter not included in this proxy statement that may properly come before the 2023 annual meeting, including any adjournment or postponement thereof, subject to applicable SEC rules. It is the intention of the person(s) named as proxies on the enclosed proxy card to vote any shares of our common stock for which he has a proxy to vote at the 2023 annual meeting in accordance with his best judgment on any such matter.

What happens if the 2023 annual meeting is postponed or adjourned?

Any action on the items of business described in this proxy statement may be considered at the annual meeting at the time and on the date specified herein or at any time and date to which the annual meeting may be properly adjourned or postponed. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations webpage, https://ir.gulfisland.com, including information on when the meeting will be reconvened. Unless a new record date is fixed, your proxy will be valid and may be voted at the 2023 annual meeting, whether postponed or adjourned. Shareholders of record and beneficial holders with a legal proxy will still be able to change or revoke their proxy until the 2023 annual meeting is held.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

SEC rules permit companies and intermediaries, such as banks, brokers, trustees or other nominees, to deliver a single set of proxy materials to two or more shareholders sharing the same address, a process known as “householding.” Currently, we do not engage in householding for shareholders of record. However, certain brokerage firms with account holders who are beneficial owners of our common stock may have adopted householding procedures. Once a beneficial owner has received notice from his or her bank, broker, trustee or other nominee that the bank, broker, trustee or other nominee will be householding communications to the beneficial owner’s address, householding will continue until the beneficial owner is notified otherwise or until one or more of the beneficial owners revokes his or her consent.

If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may either contact your bank, broker, trustee or other nominee or the Company at the address and telephone number below.

You may also request prompt delivery of additional copies of our proxy materials by contacting the Company at (713) 714-6100 or Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380.

Shareholder Proposals and Nominations for the 2024 Annual Meeting

Shareholders Proposals

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2024 annual meeting but does not wish to have it included in our proxy materials, should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 18, 2024. However, if the date of the 2024 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2023 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2024 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Any shareholder who desires to submit a proposal for inclusion in our proxy materials for the 2024 annual meeting, other than shareholder nominations of directors, must forward the proposal in writing to our Secretary at the address shown on the first page of this proxy statement in time to arrive no later than December 16, 2023, and the proposal must comply with applicable federal proxy rules. If the date of the 2024 annual meeting is changed by more than 30 calendar days from the date of the anniversary of the 2023 annual meeting, the proposal must be received by our Secretary by either the revised deadline set forth in the Company’s SEC filings (either in a quarterly report on Form 10-Q or a current report on Form 8-K) or if no such deadline is provided, then in a reasonable time before the Company begins to print and distribute its proxy materials with respect to the 2024 annual meeting.

Nominations

Shareholders intending to nominate a director for consideration at the 2024 annual meeting should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 18, 2024, containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination as required by our by-laws. However, if the date of the 2024 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2023 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2024 annual meeting will confer discretionary authority to vote with respect to any such nominee, as permitted by the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our by-laws with respect to advance notice deadlines and informational requirements, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements prescribed by Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our by-laws described above.

By Order of the Board of Directors

/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The Woodlands, Texas

April 14, 2023

ANNEX A

GULF ISLAND FABRICATION, INC.

SECOND AMENDED AND RESTATED

2015 STOCK INCENTIVE PLAN

1.
Purpose. The purpose of the Gulf Island Fabrication, Inc. Second Amended and Restated 2015 Stock Incentive Plan (the “Plan”) is to increase shareholder value and to advance the interests of Gulf Island Fabrication, Inc. (“Gulf Island”) and its subsidiaries (collectively with Gulf Island, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Gulf Island’s shareholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, no par value per share, of Gulf Island (“Common Stock”) or cash valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Gulf Island owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.
2.
Administration.
2.1.
Composition. The Plan shall generally be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Gulf Island (the “Board”). The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any successor rule.
2.2.
Authority. The Committee shall have plenary authority to administer the Plan, including awarding Incentives under the Plan and entering into agreements with, or providing notices to, participants as to the terms of the Incentives (the “Incentive Agreements”). Specifically, the Committee shall have full and final authority and discretion over the Plan and any Incentives granted under it, including, but not limited to, the right, power, and authority to: (a) determine the persons to whom Incentives will be granted under Section 3 and the time at which such Incentives will be granted; (b) subject to Section 6.6, determine the terms, provisions, and conditions of Incentives (including, if applicable, the number of shares of Common Stock covered by an Incentive), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding Incentives; (c) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Incentive in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (d) establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate; (e) resolve all questions of interpretation or application of the Plan or Incentives granted under the Plan; and (f) make any other determination that it believes necessary or advisable for the proper administration of the Plan. Committee decisions in matters relating to the Plan shall be final, binding, and conclusive on all persons, including, but not limited to, the Company, its shareholders, and Plan participants. The Committee may delegate its authority hereunder to the extent provided in Section 3.
3.
Eligible Participants. Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. With respect to participants not subject to Section 16 of the 1934 Act, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4.
Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) restricted stock, (d) restricted stock units (“RSUs”), (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).
5.
Shares Subject to the Plan.
5.1.
Number of Shares. Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 3,500,000 shares, representing 2,500,000 shares previously authorized under the Plan, plus an additional 1,000,000 shares authorized in connection with the 2023 amendment and restatement of the Plan.
5.2.
Share Counting. Any shares of Common Stock subject to an Incentive that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, shares subject to an Incentive under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (a) tendered in payment of the exercise price of a stock option; (b) covered by, but not issued upon settlement of, stock-settled SARs; (c) delivered to, or withheld by, the Company to satisfy any tax withholding obligation, or (d) purchased on the open market with option proceeds. If an Incentive, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such Incentive shall have no impact on the number of shares available for grant under the Plan.
5.3.
Limitations on Awards. Subject to adjustment as provided in Section 12.5, the following additional limitations are imposed under the Plan:
(a)
The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 3,500,000 shares.
(b)
The maximum number of shares of Common Stock (including stock options and SARs) that may be granted to any one officer, employee, consultant, or advisor during any one calendar year shall be 300,000, not including any Incentives covered by the limitations of Section 5.3(e).
(c)
Incentives with respect to an aggregate of 175,000 shares of Common Stock may be granted under the Plan to officers, directors, employees, consultants, or advisors without compliance with the minimum vesting periods or exceptions provided in Sections 6.3, 7.2, 8.2, 9.3 and 10.2.
(d)
Each director who is not an employee of the Company may be granted Incentives with respect to no more than 25,000 shares of Common Stock each fiscal year.
(e)
The maximum value of an Other Stock-Based Award that is valued in dollars rather than in shares of Common Stock (whether or not paid in Common Stock) scheduled to be paid out to any one officer, employee, consultant, or advisor during any one calendar year shall be $3,000,000.
5.4.
Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.
6.
Stock Options. A stock option is a right to purchase shares of Common Stock from Gulf Island. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.
Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.
6.2.
Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.
6.3.
Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee; provided that, except as provided in Section 5.3(c), stock option awards shall not become fully exercisable prior to the third anniversary of the date of grant with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may become exercisable prior to the first anniversary of the date of grant). Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.
6.4.
Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.
6.5.
Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option; or (f) in such other manner as may be authorized from time to time by the Committee.
6.6.
Repricing. Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, RSUs, an Other Stock-Based Award, a cash payment or Common Stock.
6.7.
No Dividend Equivalent Rights. A participant receiving a stock option shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

6.8.
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):
(a)
Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.
(b)
All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board.
(c)
No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.
(d)
The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Gulf Island or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.
7.
Restricted Stock.
7.1.
Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.
7.2.
The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may vest prior to the first anniversary of the date of grant), with the following exceptions:
(a)
If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, a minimum Restricted Period of one year is allowed.
(b)
No minimum Restricted Period applies to grants under Section 5.3(c) hereof.

Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

7.3.
Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Gulf Island Fabrication, Inc. (the “Company”) Second Amended and Restated 2015 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Company thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.4.
Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to the attainment of the performance goals applicable to the underlying shares of restricted stock.
7.5.
Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.
7.6.
Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered or book or electronic entry evidencing ownership shall be provided, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.
7.7.
Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.
8.
Restricted Stock Units.
8.1.
Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.
8.2.
Vesting Period. At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest (the “Vesting Period”). The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted (provided, however, that no portion of the award may vest prior to the first anniversary of the date of grant), with the following exceptions:
(a)
If the vesting of the shares of RSUs is based upon the attainment of performance goals as described in Section 11, a minimum Vesting Period of one year is allowed.

(b)
No minimum Restricted Period applies to grants of RSUs under Section 5.3(c) hereof.

Each award of RSUs may have a different Vesting Period. The acceleration of the expiration of the Vesting Period shall occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

8.3.
Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account until the applicable RSU vests. Notwithstanding the above, if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs shall be subject to the attainment of the performance goals applicable to the underlying RSUs.
8.4.
Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant.
8.5.
Compliance with Section 409A of the Code. RSU awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.
9.
Stock Appreciation Rights.
9.1.
Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.
9.2.
Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.
9.3.
Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee; provided that, except as provided in Section 5.3(c), SARs shall not become fully exercisable prior to the third anniversary of the date of grant with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may become exercisable prior to the first anniversary of the date of grant). Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.
9.4.
Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5.
Payment. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:
(a)
the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by
(b)
the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

9.6.
No Dividend Equivalent Rights. A participant receiving an SAR shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.
10.
Other Stock-Based Awards.
10.1.
Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, RSUs or SARs described in Sections 6 through 9) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.
10.2.
Limitations. Except as permitted in Section 5.3(c), Other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may vest prior to the first anniversary of the date of grant), with the following exception: if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Notwithstanding the foregoing, the Committee may accelerate the vesting of an Other Stock-Based Award (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in connection with a Change of Control.

10.3.
Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to Other Stock-Based Awards , in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each Other Stock-Based Award. The participant shall have no rights to the amounts or other property credited to such account until the applicable Other Stock-Based Award vests. Notwithstanding the above, if the vesting of the Other Stock-Based Award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the Other Stock-Based Award shall be subject to the attainment of the performance goals applicable to the underlying Other Stock-Based Award.
10.4.
Compliance with Section 409A of the Code. Other Stock-Based Awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.
11.
Performance Goals. Restricted stock, RSUs or Other Stock-Based Awards granted under the Plan may be structured such that the vesting, grant, or payment of such awards is conditioned on the achievement of one or more performance goals. The performance goals shall be determined by the Committee and may include any or a combination of the following performance measures or others applied to the Company, Gulf Island, a division, or a subsidiary: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis, relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.
12.
General.
12.1.
Duration. No Incentives may be granted under the Plan after May 18, 2033; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.
12.2.
Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members; (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners; (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members; or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.
12.3.
Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4.
Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
12.5.
Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.
12.6.
Withholding.
(a)
The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 12.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).
(b)
Each Election must be made prior to the Tax Date. For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.
12.7.
No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.
12.8.
Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.
12.9.
Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a)
materially revise the Plan without the approval of the shareholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan; (ii) a material increase to the benefits accruing to participants under the Plan; (iii) a material expansion of the classes of persons eligible to participate in the Plan; (iv) an expansion of the types of awards available for grant under the Plan; (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;
(b)
amend Section 6.6 to permit repricing of options or SARs without the approval of shareholders; or
(c)
materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.
12.10.
Change of Control.
(a)
“Change of Control” shall mean:
(i)
the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the outstanding shares of Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
(1)
any acquisition (other than a Business Combination which constitutes a Change of Control under Section 12.10(a)(iii) hereof) of Common Stock directly from the Company;
(2)
any acquisition of Common Stock by the Company;
(3)
any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or
(4)
any acquisition of Common Stock by any entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10(a)(iii) hereof; or
(ii)
individuals who, as of the date this Plan was adopted by the Board (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii)
consummation of a reorganization, share exchange, merger, or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination,
(1)
all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (1) and paragraphs (2) and (3), shall include a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries); and
(2)
except to the extent that such ownership existed prior to the Business Combination, no Person (excluding any corporation resulting from such Business Combination and any employee benefit plan or related trust of the Company, the corporation resulting from such Business Combination, or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation; and
(3)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)
approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.
(b)
Notwithstanding Section 12.3 and unless otherwise provided in an Incentive Agreement, if there has been a Change of Control, and within one year following such Change of Control a participant’s employment with the Company is terminated by the Company without Cause or by such participant with Good Reason, all outstanding Incentives granted to such participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived at the target level by Gulf Island without the necessity of action by any person. Unless otherwise defined in an Incentive Agreement:
(i)
“Cause” shall be defined as any of the following: (1) the commission by the participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine); (2) the engagement of the participant in dishonest or unethical conduct, as determined by the Committee or its designee; (3) the commission by the participant of any fraud, theft, embezzlement, or misappropriation of funds; (4) the failure of the participant to carry out a directive of his superior, employer or principal; or (5) the breach of the Participant of the terms of his engagement.

(ii)
“Good Reason” shall be defined as any of the following (without the participant’s express written consent): (1) a material diminution in the participant’s base salary as of the day immediately preceding the Change in Control or (2) the Company’s requiring the participant to be based at any office or location more than 50 miles from participant’s principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, the participant shall not have the rights described in Section 12.10(b) in connection with a termination of his employment with Good Reason unless (a) within 30 days of the initial existence of the condition or conditions giving rise to such right the participant provides written notice to the Company of the existence of such condition or conditions, and (b) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, the participant must terminate his employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period.
(c)
No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 12.10(a) and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 12.10(a), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:
(i)
require that all exercisable options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate;
(ii)
make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);
(iii)
provide for mandatory conversion of some or all of the exercisable options and SARs held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and SAR, as defined and calculated below, over the exercise price(s) of such options and SARs or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or
(iv)
provide that thereafter upon any exercise of an option or SAR the participant shall be entitled to purchase under such option or SAR, in lieu of the number of shares of Common Stock then covered by such option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and SARs.

(d)
For the purpose of paragraph (iii) of Section 12.10(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:
(i)
the per share price to be paid to shareholders of Gulf Island in any such merger, consolidation or other reorganization;
(ii)
the price per share offered to shareholders of Gulf Island in any tender offer or exchange offer whereby a Change of Control takes place;
(iii)
in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or
(iv)
in the event that the consideration offered to shareholders of Gulf Island in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
12.11.
Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.
12.12.
Clawback Provisions. All Incentives (including any proceeds, gains or other economic benefit an Incentive recipient actually or constructively receives upon receipt or exercise of any Incentive or the receipt or resale of any shares of Common Stock underlying the Incentive) will be subject to any Company clawback policy implemented to comply with applicable laws, including any clawback policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in

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14475

GULF ISLAND FABRICATION, INC.

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting of Shareholders to be Held on May 18, 2023

By signing the reverse side, you hereby appoint each of Richard W. Heo and Westley S. Stockton as your proxy, with full power of substitution,

to represent you and to vote all of your shares of common stock of Gulf Island Fabrication, Inc. held of record by you on March 30,

2023, that you are entitled to vote at the 2023 annual meeting of shareholders to be held exclusively via a live audio webcast, accessible at https://web.lumiagm.com/266826102, on May 18, 2023 at 9:00 a.m., Central Time, and at all adjournments thereof, on all matters coming before the 2023 annual meeting. To obtain additional instructions for joining as a guest or participating and voting as a shareholder at the

2023 annual meeting, please contact Bryan Anderson at American Stock Transfer & Trust Company, LLC at (718) 921-8300 ext. 6457 or

(347) 461-6326.

The proxy will vote your shares: (1) as you specify on the back of this proxy card or online at www.voteproxy.com, (2) as the board of directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the 2023 annual meeting.

If you wish your shares to be voted on all matters as the board of directors recommends, simply sign, date and return this proxy card. If you wish your shares to be voted as you specify on a matter or all matters, please also mark the appropriate boxes on the back of this proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IF YOU ARE NOT SUBMITTING YOUR VOTING

INSTRUCTIONS AND PROXY ONLINE.

(Please See Reverse Side)

1.1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 18, 2023:

The notice of meeting, proxy statement and 2022 annual report are available at

www.gulfisland.com/eproxy

Please mark, sign, date and

return your proxy card in

the envelope provided as

soon as possible.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. To elect each of the seven director nominees.

Robert M. Averick

Murray W. Burns

William E. Chiles

Richard W. Heo

Michael J. Keeffe

Cheryl D. Richard

Jay R. Troger

2. To approve, on an advisory basis, the compensation of our named executive officers.

3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named

executive officers.

4. To approve our second amended and restated 2015 stock

incentive plan.

5. To ratify the appointment of our independent registered public accounting firm for 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1

AND FOR PROPOSALS 2, 4 AND 5 AND EVERY ONE YEAR ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. x

Please detach along perforated line and mail in the e n v e l o p e p r o v i d e d .

00003333333304033000 7 051823

FOR AGAINST ABSTAIN

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

to be held

May 18, 2023

EVERY

TWO

YEARS

EVERY

THREE

YEARS ABSTAIN

EVERY

ONE

YEAR

FOR AGAINST ABSTAIN

Please mark, sign, date and return this proxy card promptly using the envelope provided.

You may specify your voting instructions by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish your shares to be voted on all matters in accordance with the board of directors’ recommendation. If your voting instructions are not specified, your shares will be voted FOR each of the director nominees listed in Proposal 1, FOR Proposals 2, 4 and 5, and EVERY ONE YEAR

on Proposal 3.